UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant To § 240.14a-12

LIFECORE BIOMEDICAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS OF LIFECORE BIOMEDICAL, INC.:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (including any postponement(s) or adjournment(s), the “Annual Meeting”) of Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), will be held virtually via live webcast on Thursday, June 4, 2026 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2026, where you will be able to listen to the meeting live and vote online for the proposals described below, in accordance with the voting instructions provided in the accompanying proxy statement for the Annual Meeting (the “proxy statement”).
This notice and the proxy statement are first being mailed on or about April 24, 2026 to the holders of the Company’s common stock, par value $0.001 per share (“Common Stock”) and the holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).
ITEMS OF BUSINESS AND THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS

1	To elect nine directors to serve for a term expiring at the next succeeding annual meeting of stockholders or until their successors are duly elected and qualified, with seven such directors to be elected by holders of the Common Stock and the Series A Preferred Stock, voting together as a single class, and two such directors to be elected solely by holders of the Series A Preferred Stock (the latter, the “Series A Preferred Directors”).	FOR each nominee
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	FOR
3	To approve a non-binding advisory proposal approving the compensation of the Company’s named executive officers.	FOR
4	To approve the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan.	FOR
The foregoing items of business are more fully described in the proxy statement. In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof, by or at the direction of our Board.
Only stockholders of record of our Common Stock and our Series A Preferred Stock at the close of business on April 6, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. With respect to Proposal No. 1, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Directors, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Directors, voting as a single class, and (2) the non-Series A Preferred Directors, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other three proposals as if they were a single class.
All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.
Important Notice Regarding the Availability of Proxy Materials. The proxy statement and the Company’s annual report to stockholders, which is the Transition Report on Form 10-KT for the transition period from May 26, 2025 to December 31, 2025, are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the meeting, you must obtain a legal proxy from your broker, bank, or other nominee.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Thomas D. Salus Thomas D. Salus Chief Legal and Administration Officer, and Secretary
Chaska, MN
April 24, 2026

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKER, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LIFECORE BIOMEDICAL, INC.
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
The Company is providing you with this proxy statement relating to its 2026 annual meeting of stockholders (the “proxy statement”). The Company will commence mailing of its proxy materials to stockholders on or about April 24, 2026. References to the “Company,” “Lifecore,” “we,” or “our” in this proxy statement refer to Lifecore Biomedical, Inc. and, as applicable, its consolidated subsidiaries. The Company’s website and the information contained or linked therein are not part of or incorporated by reference into this proxy statement, regardless of any reference to the website in the proxy statement.

2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2026
This proxy statement and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on Thursday, June 4, 2026 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2026, where you will be able to listen to the meeting live and vote online for the proposals described in this proxy statement. You will not be able to attend the Annual Meeting physically in person.
The Board has fixed the close of business on April 6, 2026 as the record date for the Annual Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The proxy statement and proxy card are first being released or mailed to stockholders on or about April 24, 2026.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND VOTING
1When and where is the 2026 Annual Meeting being held?
The Annual Meeting will be a virtual meeting conducted via live webcast on Thursday, June 4, 2026 at 10:30 a.m. (Central Time). You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2026. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting.
2How can I attend the 2026 Annual Meeting?
In order to attend the virtual Annual Meeting, you can visit www.virtualshareholdermeeting.com/LFCR2026, where you will be able to listen to the meeting live, submit questions, and vote online. You will need the 16-digit control number included on your proxy card or voting instruction form. Beneficial holders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee.
Electronic entry to the meeting will begin at 10:15 a.m. (Central Time), and the meeting will begin promptly at 10:30 a.m. (Central Time). If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LFCR2026. If you cannot attend the meeting or if you are not a stockholder of record, you can still listen to the meeting, which will be available promptly after the meeting at https://ir.lifecore.com.

Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the number listed on the log-in screen.
3Can I vote at the 2026 Annual Meeting?
Only stockholders of record of our common stock, par value $0.001 per share (“Common Stock”), and our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.
As of the Record Date, we had 37,477,386 shares of Common Stock outstanding and entitled to vote. As of the Record Date, there also were 49,263 shares of Series A Preferred Stock outstanding, which represented voting power equivalent to 7,540,464 shares of Common Stock, subject to the Beneficial Ownership Limit as described below.
Holders of our Common Stock are entitled to one vote for each share of Common Stock outstanding as of the Record Date. Each holder of Series A Preferred Stock is entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be convertible on the Record Date. As of the Record Date, each share of Series A Preferred Stock would convert into 7,540,464 shares of our Common Stock. Holders of Series A Preferred Stock are entitled to vote with the holders of the shares of Common Stock on all matters submitted to a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Beneficial Ownership Limit. Accordingly, the holders of the shares of Common Stock and the holders of the Series A Preferred Stock represent combined voting power equivalent to 45,017,850 shares of Common Stock. Subject to certain exceptions and waiver by each holder, the Company will not issue any shares of Common Stock to any respective holder of Series A Preferred Stock to the extent that such holder would be deemed to beneficially own in excess of 9.99% of the Common Stock (the “Beneficial Ownership Limit”). As of the Record Date the number of shares each Series A holder is considered to be entitled to vote will be reduced based on the Beneficial Ownership Limit, where applicable.
Pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock have the right to nominate two directors to the Board (each, a “Series A Preferred Director”). With respect to Proposal No. 1, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Directors, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Directors, voting as a single class, and (2) the non-Series A Preferred Directors, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other proposals, voting as a single class.
We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in “street name” through a broker, bank, or other nominee.
If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name, but the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.

4What is a quorum?
The holders of a majority of voting power of our shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are virtually present at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares present during the Annual Meeting to determine whether a quorum is present.
5What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board. Thomas D. Salus, our Secretary, and Paul Josephs, our President and Chief Executive Officer, have each been designated as the proxy holder by our Board. When proxies are properly dated, signed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described in this proxy statement. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned, or continued, the proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions.
6What is the difference between holding shares as a registered holder and holding shares as a beneficial holder?
Stockholder of Record – Shares Registered in Your Name. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote during the Annual Meeting or by telephone, by Internet, or by filling out and returning the proxy card.
If you are a registered holder and properly sign and return your proxy card, your shares will be voted as you direct. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of our Board: “FOR” the election of all of the nominees, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers, and “FOR” the approval of the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan.
Beneficial Owner – Shares Registered in the Name of a Bank, Broker, or Other Nominee. If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.
7What are the proposals to be voted on, how many votes are required to approve each proposal, and what is the effect of abstentions and broker non-votes?
At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement and summarized in the chart below. The holders of Series A Preferred Stock are being asked to vote on the election of two Series A Preferred Directors. The holders of both our Common Stock and Series A Preferred Stock are being asked to vote on the election of seven additional directors. All of our stockholders are being asked to vote on the other proposals.

Proposal	Votes required to pass	Recommendation of the Board	Effect of abstentions and broker non-votes
PROPOSAL NO. 1 — Election of directors	Each of (i) the two Series A Preferred Directors, to be voted on solely by holders of Series A Preferred Stock, and (ii) the seven other directors, to be voted on by all stockholders entitled to vote thereon, shall be determined by a majority of the votes cast affirmatively or negatively.
FOR each nominee:
•Katrina L. Houde
•Humberto C. Antunes
•Paul H. Johnson
•Paul Josephs
•Matthew E. Korenberg
•Nelson Obus
•Joshua E. Schechter and
•Jason Aryeh, as a Series A Preferred Director
•Christopher S. Kiper, as a Series A Preferred Director
A nominee must receive more votes cast “FOR” than votes cast “AGAINST” such nominee’s election (with broker non-votes having no effect).
PROPOSAL NO. 2 — Ratification of our independent registered public accounting firm	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	A vote of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect.
PROPOSAL NO. 3 — Advisory approval of the compensation of our named executive officers	This advisory proposal will be approved if an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	A vote of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect.
PROPOSAL NO. 4 — Approval of the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	A vote of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect.
8How do I vote?
If you are a stockholder of record, you may:
(1)vote via the virtual meeting website. Any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2026, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 10:30 a.m. (Central Time) on Thursday, June 4, 2026. Please have your 16-digit control number to join the Annual Meeting;

(2)vote via telephone or Internet. In order to do so, please follow the instructions shown on your proxy card; or;
(3)vote by mail by completing, signing, and dating the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm (Eastern Time) on June 3, 2026. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote should you decide to attend the virtual Annual Meeting.
If you hold shares beneficially in street name, you may also vote by proxy over the Internet, by mail or telephone by following the instructions in this proxy statement and the instructions in the voting instruction card provided to you by your broker, bank, or other nominee.
If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.
9What is the Record Date?
The Board has fixed the close of business on April 6, 2026 as the Record Date for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company will commence mailing of its proxy materials to stockholders on or about April 24, 2026.
10How can I submit a proposal for the 2027 Annual Meeting and when is a stockholder proposal due?
Pursuant to the Certificate of Incorporation and the Bylaws, only such business (including the nominations of directors) shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before any such meeting (including any director nominees), in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. Pursuant to our Bylaws, to be timely, written notice must be received by our Secretary not less than 120 calendar days before the one-year anniversary of the date on which we first mailed the proxy statement from the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the notice must be so received no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.
While the Board will consider proper stockholder proposals that are properly brought before any annual meeting, the Company reserves the right to omit from the Company’s proxy statement for the 2027 Annual Meeting (the “2027 Annual Meeting Proxy Statement”) any stockholder proposals that the Company is not required to include under the Exchange Act, including Rule 14a-8 thereunder.
In addition to satisfying the requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. To be timely, written notice must be postmarked or transmitted electronically to our Secretary not less than 120 calendar days before the one-year anniversary of the 2026 Annual Meeting; provided, however, that if the 2027 Annual Meeting is changed by more than 30 days from the date of the 2026 Annual Meeting, the notice must be so received no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2027 Annual Meeting. To be eligible for inclusion in the Company’s 2027 Annual Meeting Proxy Statement, a stockholder’s proposal must be received by the Company no later than December 25, 2026 and must otherwise comply with the Bylaws and Rule 14a-8 under the Exchange Act.
Notices to our Secretary should be sent to the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.
11What is the effect of votes withheld, abstentions, and broker non-votes?
Shares of Common Stock and Series A Preferred Stock represented by valid, unrevoked proxies will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted in accordance with the recommendations of our Board: “FOR” each nominee in Proposal No. 1, and “FOR” each other proposal and as the proxy holder deems advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked.
Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you. Generally, brokers, banks, and other nominees that hold stock of the Company in brokerage accounts for their clients may vote uninstructed shares only on certain matters (“discretionary matters”). If a broker indicates on the enclosed proxy or its substitute that it has not received voting instructions with respect to shares held in street name with such broker and either (i) does not have discretionary authority as to certain shares to vote on a particular matter or (ii) has discretionary voting authority but nevertheless refrained from voting on the matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum but will generally not be considered as voting with respect to that matter.
For information about the impact of abstentions on each of the proposals to be voted on at the Annual Meeting, see “—What are the proposals to be voted on, and how many votes are required to approve each proposal?”
12What if I want to change my vote?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
(1)delivering to our Secretary a written notice, bearing a later date than your proxy, stating that the proxy is revoked;
(2)submitting a properly signed proxy card with a later date;
(3)voting again by telephone or Internet prior to the close of voting; or
(4)attending and voting at the online Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Any written notice of revocation should be delivered to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd., Chaska, MN 55318.

14Could other matters be decided at the Annual Meeting?
Our Bylaws require stockholders to notify us in advance if they intend to request a vote on any matter not described in the proxy statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Thomas D. Salus and Paul Josephs to vote your shares on such matters at their discretion.
15How are votes tabulated and who will count the votes?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
16How can I find out the results of the voting at the 2026 Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of election and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.
17How are proxies solicited? Who is paying for this proxy solicitation?
The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of Common Stock and Series A Preferred Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
18What if I do not specify a choice when returning a proxy?
All valid proxies properly executed and received by us before the Annual Meeting will be voted as directed by stockholders. Registered stockholders who submit a validly executed proxy but do not specify how they want their shares voted will have their shares voted as follows:
•“FOR” each nominee for election as a director;
•“FOR” the ratification of the appointment of KPMG LLP as our independent auditor for the year ending December 31, 2026;
•“FOR” the approval, on an advisory basis, of our named executive officers’ compensation; and
•“FOR” the approval of the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan.
19Can I view these proxy materials electronically?
Yes. You may view the Annual Meeting proxy materials at www.proxyvote.com.

20What is householding?
Some companies, brokers, banks, and other nominees participate in a practice commonly known as “householding,” where a single copy of our proxy statement and annual report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Secretary at the address listed above or call us at (952) 368-4300. If you are receiving multiple copies of our proxy statement and annual report at your household and wish to receive only one, please notify your bank, broker, or other nominee or contact our Secretary at Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd., Chaska, MN 55318.
21How can I view or request copies of the Company’s corporate documents and SEC filings?
Stockholders may access financial and other information, including certain of our corporate governance documents and our filings with the SEC, on our investor relations website at https://ir.lifecore.com. Copies of these documents and other information are also available free of charge by sending a request to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Boulevard, Chaska, MN 55318 (telephone number: (952) 368-4300).
22What happens if the 2026 Annual Meeting is adjourned?
If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy, as discussed under “—What if I want to change my vote?”
23For the purposes of this proxy statement, what is the “2025 transition period”?
On August 1, 2025, the Board of Directors approved a change in our fiscal year that ended on the last Sunday of May to a fiscal year that corresponds with the calendar year, ending on December 31, effective for the transition period beginning May 26, 2025 and ending December 31, 2025. As a result of this change, we filed a Transition Report on Form 10-KT to report financial results for the transition period from May 26, 2025 through December 31, 2025. As used in this proxy statement, the term “2025 transition period” and table headings “2025T” refer to the transition period from May 26, 2025 through December 31, 2025. The term “fiscal year 2025” means the fiscal year ended May 25, 2025 and the term “fiscal year 2024” means the fiscal year ended May 26, 2024.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors Meetings and Committees
The Board held a total of ten meetings during the 2025 transition period, and each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served during the 2025 transition period. All members of the Board currently serving attended our 2025 annual meeting of stockholders held on October 29, 2025.
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board and which is regularly reviewed and updated as appropriate. The charter for each of the committees is available on the Company’s investor relations website, https://ir.lifecore.com.
All information provided below is as of the date of this proxy statement.

Audit Committee
Matthew E. Korenberg (Chairperson) Jason Aryeh Katrina L. Houde Joshua E. Schechter
In the determination of the Board, each of Mr. Korenberg, Mr. Aryeh, Ms. Houde and Mr. Schechter meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Stock Market (“Nasdaq”) applicable to members of the Audit Committee, including the heightened independence requirements for audit committee membership pursuant to SEC requirements, and each meets the financial literacy requirements of the SEC and Nasdaq applicable to members of the Audit Committee. The Board has also determined that each of Mr. Korenberg, Mr. Aryeh, Ms. Houde and Mr. Schechter is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee assists the Board in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining, and overseeing the Company’s independent registered public accounting firm, approving the services performed by the independent registered public accounting firm and reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for administering our Related Party Transaction Policy, and reviewing and approving all such related party transactions. The Audit Committee held seven meetings during the 2025 transition period.

Compensation Committee
Paul H. Johnson (Chairperson) Humberto C. Antunes Christopher S. Kiper Nelson Obus
In the determination of the Board, each of Mr. Johnson, Mr. Antunes, Mr. Kiper and Mr. Obus meets the independence requirements of the SEC and Nasdaq applicable to members of the Compensation Committee.

The function of the Compensation Committee is to review and set the compensation of the Company’s CEO and certain of the Company’s most highly compensated officers, including salary, bonuses and other cash incentive awards, and other forms of compensation, and to administer the Company’s stock plans and approve stock equity awards. The Compensation Committee administers our stockholder-approved 2019 Stock and Incentive Plan (the “2019 Plan”) and the Equity Inducement Plan, which mirrors the 2019 Plan but only permit awards to newly hired personnel as a material inducement to join the Company pursuant to an exception from the Nasdaq stockholder approval requirements. The Compensation Committee held four meetings during the 2025 transition period.

Nominating and Corporate Governance Committee
Joshua E. Schechter (Chairperson) Humberto C. Antunes Jason Aryeh Nelson Obus
In the determination of the Board, each of Mr. Schechter, Mr. Antunes, Mr. Aryeh and Mr. Obus meets the current independence requirements of the SEC and Nasdaq applicable to members of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for appointment and election as executive officers and directors of the Company, oversee the Company’s corporate governance policies, and lead the annual self-evaluation of the Board of Directors. The Nominating and Corporate Governance Committee held two meetings during the 2025 transition period.

Director Independence
Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee undertook a review of director independence in March 2026. In determining the independence of each director, the Nominating and Corporate Governance Committee considered all of the relevant relationships and transactions between each director (including each director’s family members) and the Company. As a result of this review, the Nominating and Corporate Governance Committee affirmatively determined that all of the directors serving at that time are independent under the standards set forth in the Corporate Governance Guidelines and in accordance with the “independence” definition of the listing rules of Nasdaq (the “Nasdaq Listing Rules”), with the exception of Mr. Josephs. Mr. Josephs is not independent because he is employed by the Company, serving as our President and Chief Executive Officer. However, a majority of the Board is independent.
Director Selection Process
Working closely with the full Board, the Nominating and Corporate Governance Committee develops criteria for the director selection process and considers candidates for Board membership suggested by committee members, other Board members, management and stockholders.

The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experiences and backgrounds that add depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications, such as the candidates’ business experience, independence, diversity, skills, and expertise to collectively establish a number of areas of core competency of the Board, including business judgment, management, and industry knowledge. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board of Directors, and it seeks to include Board members with diverse backgrounds and experiences. Further criteria include the candidates’ integrity and values, their willingness to devote sufficient time to attending meetings, and their ability to participate effectively on the Board of Directors and its committees.
After completing this evaluation and interviewing the prospective nominee, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the director candidate after considering the Nominating and Corporate Governance Committee’s report.
In addition, pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock currently have the right to nominate two directors to the Board. The current Series A Preferred Directors are Christopher S. Kiper and Jason Aryeh. The Nominating and Corporate Governance Committee has renominated Messrs. Kiper and Aryeh at the Annual Meeting.
The Nominating and Corporate Governance Committee regularly assesses the composition of the Board and considers the extent to which the Board continues to reflect the criteria set forth above and in the Corporate Governance Guidelines, identifying any gaps in skills and experience to better inform the search process.
Corporate Governance Policies and Practices
The Company provides information about its corporate governance policies, including the Company’s Code of Business Conduct, Corporate Governance Guidelines, and charters for the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board on the Corporate Governance page of its investor relations website, https://ir.lifecore.com.
The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:
•All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the independence and other applicable requirements of the SEC rules and Nasdaq for service on such committees.
•The independent members of the Board of Directors meet at each board meeting, and at least twice per year, in executive sessions without the presence of management or non-independent directors. The Board has designated Ms. Houde as non-executive Chairperson of the Board, who, among other duties, is responsible for presiding over executive sessions of the independent directors and setting the agenda for each board meeting with the CEO and with input from the independent directors.
•The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters.

•The Company has adopted a Code of Business Conduct, which contains our Code of Ethics, which applies to all its directors, officers, and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer, and all members of the Company’s finance department.
Leadership Structure of the Board of Directors
The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairperson of the Board and CEO in the way that it believes is in the best interests of the Company.
The Board also believes that the appointment of a non-executive Chairperson allows the CEO, who also possesses significant business and industry knowledge, to lead and speak on behalf of both the Company and the Board, while also providing for effective independent oversight by non-management directors through a non-executive Chairperson. The current Chairperson is Ms. Houde.
At each Board meeting, the non-executive Chairperson presides over an executive session of the non-management directors without the presence of management. The non-executive Chairperson may also call additional meetings of the non-management directors as she deems necessary.
The Board also adheres to sound corporate governance practices, as reflected in the Company’s corporate governance policies, which the Board of Directors believes has promoted, and continues to promote, the effective and independent exercise of leadership by the Board for the Company and its stockholders.
Code of Business Conduct and Code of Ethics
We have adopted a Code of Business Conduct, which contains our Code of Ethics for our directors, officers, employees, and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on the Company’s investor relations website at https://ir.lifecore.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics that requires disclosure under Item 5.05 of Form 8-K regarding amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions), we intend to satisfy such requirement by posting the required information on the Company’s investor relations website at https://ir.lifecore.com.
Insider Trading Compliance Policy
We have adopted an insider trading compliance policy that governs the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees, as well as their immediate family members and entities owned or controlled by them, and that is designed to promote compliance with insider trading laws, rules, and regulations. Under this policy, all of the Company’s employees, officers and directors are prohibited from making hedging transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
Stockholder Communications
Our Board welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board, the independent directors as a group, or to any director in particular, including the Chairperson, by sending such communication to the Company’s Secretary, at the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd., Chaska, MN 55318. Any correspondence addressed to the Board or to any one of our directors will be promptly forwarded to the addressee. The independent directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.

Certain Legal Proceedings
On December 23, 2024, 22NW Fund, LP (“22NW Fund”) filed a complaint against the Company, two former officers, and five former or current directors in the Commercial Division of the Supreme Court of the State of New York, New York County. As of the Record Date, based solely on an Amendment No. 7 to a Schedule 13D filed on May 29, 2025 by 22NW Fund, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley and Nathaniel Calloway (collectively, the “22NW Investors”), the 22NW Investors beneficially own more than 5% of the Common Stock and the Series A Preferred Stock. See “Stock Ownership of Certain Beneficial Owners and Management.” Nathaniel Calloway was a director of the Company from January 9, 2023 until August 15, 2024.
The complaint seeks money damages (including compensatory damages, court costs, and attorneys’ fees) for (i) alleged material misrepresentations by the Company on which 22NW Fund allegedly relied when purchasing shares of the Series A Preferred Stock and Common Stock, (ii) alleged breaches of certain express representations in the stock purchase agreement through which 22NW Fund acquired its shares, and (iii) registration delay fees owed under a registration rights agreement entered into in connection with the issuance of the Series A Preferred Stock. The complaint also seeks the equitable remedy of specific performance under the aforementioned stock purchase agreement, requesting an order compelling the Company to file a proxy statement with the SEC and to hold a stockholder meeting to seek the approval of the removal of the current cap on the conversion of Series A Preferred Stock into Common Stock as set forth in the Certificate of Designations related to the Preferred Stock.
On February 24, 2025, the Company filed a motion to dismiss all claims against it except for the claims relating to the registration delay fees. The individual defendants filed separate motions to dismiss the complaint against them in its entirety. Those motions were fully briefed on April 9, 2025, and the Court held a hearing on the motions in early November 2025. The period for fact discovery has been completed, and the parties are awaiting resolution of the Company’s motion to dismiss.
If the Company’s motion to dismiss is not granted, the Company intends to vigorously defend itself and its former officers and directors in this action. Any potential remaining loss arising from these claims is not currently probable or estimable. The Company paid the registration delay fees sought by 22NW Fund in full in November 2025. The Company also held a Special Meeting of Stockholders on April 10, 2025, at which time the stockholders approved the removal of the cap on the conversion of Series A Redeemable Convertible Preferred Stock into Common Stock.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, information technology, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the Company’s independent registered public accounting firm, our internal auditor, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the Company’s independent registered public accounting firm and our internal auditor, together with management’s response. Our Nominating and Corporate Governance Committee has responsibility for matters relating to corporate governance. As such, the charter for our Nominating and Corporate Governance Committee provides for the committee to periodically review and discuss our corporate governance guidelines and policies.

Effective November 30, 2023, the Board adopted a compensation recoupment policy that applies to all incentive compensation received by a covered officer on or after October 2, 2023 and requires recoupment (“clawback”) of recoverable incentive compensation in the event of certain accounting restatements. The compensation recoupment policy is designed to comply with Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, as well as Nasdaq Listing Rules. Except as specifically set forth in the policy, the policy is administered by the Compensation Committee as part of the management of compensation-related risk. See “Compensation Discussion and Analysis – Consideration of Risk in Compensation.”
Compensation Committee Interlocks and Insider Participation
During the 2025 transition period, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Compensation Committee. None of the Compensation Committee’s current members has at any time been an officer or employee of Lifecore. None of Lifecore’s executive officers currently serve, or in the 2025 transition period or prior fiscal year have served, as members of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Lifecore’s Board of Directors or the Compensation Committee.
Compensation of Directors
When establishing and reviewing our directors’ compensation, we consider the level of work and involvement the directors have with our business. We also consider compensation paid to directors in the marketplace generally and at our peer group companies. In the 2025 transition period, we maintained the same director compensation program as for fiscal year 2025. Accordingly, for the 2025 transition period, we compensated our directors as follows:
•we paid each non-employee director an annual retainer of $50,000;
•we paid the Chair of the Board an additional annual retainer of $95,000,
•we paid each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee an annual retainer of $10,000, $10,000 and $5,000, respectively;
•for each director serving as the chair of a committee, in lieu of the retainer for committee membership, we paid the chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee an annual retainer of $20,000, $20,000 and $10,000, respectively; and
•we granted each non-employee director restricted stock units (“RSUs”) with a fair market value of $150,000 as of the date of grant.
Cash retainers are prorated if a director serves less than a full year in the applicable position. We do not pay meeting fees for our Board or standing committee meetings but we reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings. In addition to the standing committees, the Board has formed a special committee to consider certain litigation and related party matters composed of Ms. Houde and Messrs. Antunes, Johnson and Schechter. Commencing November 1, 2024 and continuing through the 2025 transition period, members of the special committee received $6,250 for each quarter.

Typically, RSUs have been granted to non-employee directors at the first Compensation Committee meeting following the end of the fiscal year. The Compensation Committee believes that our annual RSU awards are aligned to the general trend toward fixed-value share awards. Consistent with this timing, we granted RSUs for 19,506 shares on July 15, 2025 to the eight non-employee directors then serving: Mr. Antunes, Mr. Aryeh, Ms. Houde, Mr. Johnson, Mr. Kiper, Mr. Korenberg, Mr. Obus and Mr. Schechter. These RSUs are scheduled to vest and settle on the earlier of the one year anniversary of the grant date (July 15, 2026) or the date of the annual meeting of stockholders first held in calendar year 2026 (provided such date is no less than 50 weeks from the grant date).
In February 2026, the Compensation Committee recommended and in April 2026, the Board approved an award of RSUs under the 2019 Plan to each non-employee director re-elected at the Annual Meeting. The grant date will be the date of the Annual Meeting and the number of shares underlying the RSU awards will be equal to $150,000 divided by the fair market value of our Common Stock on the grant date. These RSUs will be subject to the same vesting terms as those granted in July 2025.
All compensation paid by us during the 2025 transition period to our non-employee directors is detailed below. Mr. Josephs’ compensation is reflected in the executive compensation tables contained in this proxy statement, and he did not receive any additional compensation from us for his duties as a director.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Humberto C. Antunes (2)	$50,417	$150,001	$200,418
Jason Aryeh (2)	$37,917	$150,001	$187,918
Katrina L. Houde (2)	$102,917	$150,001	$252,918
Paul H. Johnson (2)	$53,333	$150,001	$203,334
Christopher S. Kiper (2)	$35,000	$150,001	$185,001
Matthew E. Korenberg (2)	$40,833	$150,001	$190,834
Nelson Obus (2)	$37,917	$150,001	$187,918
Joshua E. Schechter (2)	$53,333	$150,001	$203,334
(1)Reflects the aggregate grant date fair value of RSUs and options determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation – Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 13 — Stock-based compensation in the notes to consolidated financial statements included in our Transition Report on Form 10-KT for the transition period ended December 31, 2025.
(2)As of December 31, 2025, there were no outstanding options held by members of the Board. As of December 31, 2025, Mr. Antunes, Mr. Aryeh, Ms. Houde, Mr. Johnson, Mr. Kiper, Mr. Korenberg, Mr. Obus and Mr. Schechter each had 19,506 outstanding and unvested RSUs.

Stock Ownership Requirements
The Board has determined that ownership of Common Stock by officers and directors promotes a focus on long-term growth and aligns the interests of the Company’s officers and directors with those of its stockholders. As a result, the Board has adopted stock ownership guidelines stating that the Company’s non-employee directors and its executive officers should maintain certain minimum ownership levels of Common Stock. Under these guidelines, each non-employee director of the Company is expected to maintain ownership of Common Stock having a value of at least three times the amount of the annual cash retainer paid for service as a non-employee director. For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs. All non-employee directors of the Company that have served for at least five years were in compliance with these guidelines as of December 31, 2025. For information on the compliance of our executive officers with our stock ownership guidelines, please see “Compensation Discussion and Analysis—Executive Stock Ownership Requirements.”
Newly elected directors have five years from the date they are elected to meet these guidelines. In the event a non-employee director’s cash retainer increases, he or she will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, directors are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay the exercise price.
Executive Officers of the Company
The following sets forth certain information with regard to each of our current executive officers. Ages are as of the Record Date.

Name	Age	Position
Paul Josephs	60	President, Chief Executive Officer and Director
Ryan D. Lake	48	Chief Financial Officer
Thomas D. Salus	57	Chief Legal and Administration Officer, Secretary
For biographical information on Mr. Josephs, please see “Proposal No. 1: Election of Directors—Director Biographies.”

Ryan D. Lake has served as our Chief Financial Officer since September 3, 2024. Prior to joining Lifecore, Mr. Lake served as the Chief Financial Officer of Societal CDMO, Inc., a bi-coastal contract development and manufacturing organization (“CDMO”) with capabilities spanning pre-investigational new drug development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus on small molecules. Mr. Lake served as the Chief Financial Officer of Societal CDMO (formerly Recro Pharma, Inc.), which was a public company and listed on the Nasdaq Stock Market, from January 2018 until its sale to CoreRx, Inc. in April 2024. He remained with Societal CDMO after the sale to CoreRx during a transition period that ended in May 2024. As Societal CDMO’s Chief Financial Officer, Mr. Lake was responsible for all finance and accounting functions, SEC reporting, investor relations, and information technology and security. He also played an instrumental role in the sale of Societal CDMO to CoreRx in April 2024. Mr. Lake previously served as Societal CDMO’s Senior Vice President of Finance and Chief Accounting Officer from June 2017 to January 2018. Mr. Lake also concurrently served as the Chief Financial Officer of Baudax Bio, Inc. taking the company public when Recro Pharma, Inc. spun-out its Acute Care Division from its Contract Development and Manufacturing Organization from November 2019 to March 2021. Prior to joining Societal CDMO, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately held, commercial-stage, medical device company from July 2015 to June 2017. In addition to responsibility for all of Aspire Bariatrics’ finance and accounting and human resources functions, Mr. Lake supported Aspire Bariatrics through multiple rounds of capital raising and commercial scale-up and product launch. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Interim Chief Financial Officer and Senior Director of Finance, with Kensey Nash Corporation, a Nasdaq- listed medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and Chartered Global Management Accountant.
Thomas D. Salus has served as our Chief Legal and Administration Officer and Secretary since April 14, 2025. Prior to joining Lifecore, Mr. Salus served as the General Counsel – Corporate, Securities & Transactions and Assistant Secretary of Viatris Inc. (Nasdaq: VTRS), a global pharmaceutical and healthcare company which manufactures and distributes pharmaceutical products worldwide, from April 2024 until his departure in April 2025. Viatris is the successor to Mylan N.V. following its November 2020 combination with Pfizer Inc.’s Upjohn business. As Viatris’ General Counsel – Corporate, Securities & Transactions, Mr. Salus had leadership responsibilities for all aspects of corporate matters, including corporate governance, SEC and Nasdaq reporting and compliance, capital markets, mergers & acquisitions, strategic collaborations and global contracts. He also managed a team of more than 15 lawyers and other non-lawyer professionals. From June 2017 until November 2020 and November 2020 until April 2024, Mr. Salus served as a Deputy General Counsel, and Assistant Secretary at Mylan N.V. and Viatris Inc., respectively, with leadership responsibilities for corporate matters. Mr. Salus also served as Associate Global General Counsel – BD and Operations at Mylan, N.V. from March 2014 until June 2017. Prior to joining Mylan, Mr. Salus held key leadership positions with VWR International (now part of Avantor, Inc.), a multi-billion-dollar international distributor of laboratory equipment, chemicals and supplies for the life science industry. Mr. Salus also was an attorney at several major law firms, including Faegre Drinker Biddle & Reath LLP. Mr. Salus has a B.S. degree in Business Administration from Bucknell University and a Juris Doctorate degree from Boston College Law School.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Bylaws currently provide for no fewer than six and no more than twelve directors. The authorized number of directors is currently set at nine. At the Annual Meeting, nine directors will be elected: two solely by the holders of the Series A Preferred Stock and seven by the holders of both our Common Stock and Series A Preferred Stock, voting together as if they were a single class.
As described in more detail under “Corporate Governance—Board of Directors Meetings and Committees,” in considering candidates for election to the Board, the Nominating and Corporate Governance Committee considers a number of factors, including the ability of prospective nominees to represent the interests of our stockholders, the extent to which the prospective nominees contribute to the range of talent, skill, and expertise appropriate for the Board, and the extent to which the prospective nominees facilitate the reflection of directors with diverse backgrounds and experiences.
The Non-Series A Preferred Directors to be Elected by All Stockholders
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated, and recommends that stockholders elect, the following individuals to serve as non-Series A Preferred Directors:
•Katrina L. Houde
•Humberto C. Antunes
•Paul H. Johnson
•Paul Josephs
•Matthew E. Korenberg
•Nelson Obus; and
•Joshua E. Schechter
The Series A Preferred Directors to be Elected Only by Series A Preferred Stockholders
The Certificate of Designations provides that, immediately following the closing date of the sale of Series A Preferred Stock, the holders of the Series A Preferred Stock are entitled to elect two Series A Preferred Directors. Thereafter, for so long as 30% of the amount of Series A Preferred Stock issued on the first date of the issuance of Series A Preferred Stock remains outstanding, holders of the Series A Preferred Stock have the right, voting separately as a single class, to nominate one or more persons for election to the Board to fill any vacancy created in any year in which a Series A Preferred Director’s term expires. The Board has nominated, and recommends that stockholders re-elect at the Annual Meeting, Jason Aryeh and Christopher S. Kiper as the Series A Preferred Directors.
All directors elected at the Annual Meeting will serve until the next annual meeting of stockholders and their successors are elected and qualified or until his or her death, resignation or removal.
The biographies and qualifications of the director nominees named in this Proposal No. 1 are set forth below under “Director Nominee Biographies.”

Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NOMINEES:
•KATRINA L. HOUDE
•HUMBERTO C. ANTUNES
•PAUL H. JOHNSON
•PAUL JOSEPHS
•MATTHEW E. KORENBERG
•NELSON OBUS
•JOSHUA E. SCHECHTER
•JASON ARYEH, as a Series A Preferred Director
•CHRISTOPHER S. KIPER, as a Series A Preferred Director
Director Nominee Biographies
The following sets forth certain information with regard to each of our current directors, each of whom is also a nominee for election at this Annual Meeting. Ages are as of the Record Date.

Name	Age	Position	Director Since
Katrina L. Houde	67	Director, Chair of the Board	2019
Humberto C. Antunes	64	Director	2024
Jason Aryeh*	57	Director	2024
Paul H. Johnson	67	Director	2024
Paul Josephs	60	President, Chief Executive Officer and Director	2024
Christopher S. Kiper*	55	Director	2023
Matthew E. Korenberg	51	Director	2024
Nelson Obus	79	Director	2018
Joshua E. Schechter	53	Director	2020
* Series A Preferred Director
Katrina L. Houde has served as a member of the Board since August 5, 2019. Ms. Houde is currently serving as an independent advisor to select food companies. In January 2024, Ms. Houde joined the board of directors for Brimich Logistics a privately held warehousing and logistics company in Canada. Ms. Houde has served on the Board of Directors at SunOpta, Inc. (Nasdaq: STKL) since January 2000 through September 2024, where she also served as Chair of the Compensation Committee and as a member of the Audit Committee until November 2016. Ms. Houde served as Interim CEO for SunOpta, Inc. on two occasions, from October 2016 until March 2017 and again from January to March of 2019, and was instrumental in leading a major operational turnaround. Before and between her roles as Interim CEO of SunOpta, Inc., Ms. Houde had various consulting engagements in the food industry. Prior to becoming a food industry consultant, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp., from January 1999 to March 2000 and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a member of the Board of Directors of a number of private and charitable organizations. Ms. Houde holds an Honours Bachelor of Commerce degree from the University of Windsor.

The Board believes that Ms. Houde’s extensive experience in senior management and corporate strategy roles, as well as her service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.
Humberto C. Antunes has served as a member of the Board since August 2024. Mr. Antunes is an entrepreneur in healthcare, with 40 years of experience in the industry. Mr. Antunes has served as a Partner at Gore Range Capital LLC, a venture capital company focused on healthcare. Mr. Antunes served as CEO of Nestle Skin Health S.A., a subsidiary of Nestle S.A., from June 2014 to December 2016. From April 2004 to December 2016, Mr. Antunes served as CEO of Galderma Pharma S.A., a subsidiary of Nestle Skin Health S.A., where he also served as chairperson of its board of directors from June 2014 to December 2016. Prior to his time at Galderma, Mr. Antunes served as President, North America at Galderma Laboratories, L.P., from January 2001 to April 2004. For two decades, Mr. Antunes serves on the board of directors of the American Skin Association. Mr. Antunes received a Bachelor of Science in Business Administration from the University of Nebraska.
The Board believes that Mr. Antunes is well qualified to serve on the Board because of his extensive experience in the healthcare industry as an executive and board member.
Jason Aryeh has served as a member of the Board since August 2024. Mr. Aryeh has 30 years of equity investment experience focused on the life sciences industry. He is the Founder and Managing General Partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors. He has served in such capacity since 1997. Mr. Aryeh currently serves on the board of directors of Ligand Pharmaceuticals Incorporated (Nasdaq: LGND), Orchestra BioMed (Nasdaq: OBIO), and Anebulo Pharmaceutical (Nasdaq: ANEB). He serves as Chairman of Ligand’s Nominating & Governance and on its Compensation Committee, as Chairman of Orchestra’s Nominating & Governance and on its Compensation Committee, as Chairman of Anebulo’s Nominating & Governance and on its Audit Committee, and on Lifecore’s Audit and Nominating & Governance Committees. Since 2006, Mr. Aryeh has served on the board of directors or as a consultant to over fifteen public and private life sciences companies and charitable foundations, including the Cystic Fibrosis Foundation’s Therapeutics board from February 2011 to February 2018. Mr. Aryeh earned a B.A. in Economics, with honors, from Colgate University and is a member of the Omnicron Delta Epsilon Honor Society in Economics.
The Board believes that Mr. Aryeh’s extensive experience in the equity investments and life sciences, as well as his service on other boards, provides the Board of Directors with significant insight with regards to operational and governance matters.
Paul H. Johnson has served as a member of the Board since August 2024. Mr. Johnson has significant CDMO experience, with over 30 years of broad and diverse executive management and board roles within the pharmaceutical and medical device industries. Mr. Johnson was President and CEO of DPT Laboratories, a CDMO focused on sterile and non-sterile topical products, and Renaissance Acquisition Holdings, a branded specialty generics company, from 2015 to 2016. He served as President of DPT from 2002 to 2015. Following the sale of DPT and Renaissance in June 2016, Mr. Johnson served as an Operating Partner at Ampersand Capital Partners, a private equity firm focused on healthcare companies, from 2018 to March 2025. Mr. Johnson has been a member of the board of directors of Lil’ Drug Store Products since June 2005, where he also served on the compensation committee from November 2018 through December 2024 and joined the risk committee in January 2025. Mr. Johnson has also been a member of the board of directors of Tjoapack, a privately owned CDMO company, since December 2022, where he is the executive chairman and an advisor to its compensation committee. He has also served on the board of directors of Phosphorex, a privately owned CDMO company, since January 2023. Additionally, Mr. Johnson served on the board of directors of MedPharm Ltd., a privately owned CDMO company, from November 2018 to January 2024, where he served as executive chairman and was a member of its compensation committee from November 2020 to January 2024. Mr. Johnson received a Bachelor of Arts in Spanish and Speech Communication from the University of Texas El Paso, as well as a MBA from Southern Methodist University.

The Board believes that Mr. Johnson is well qualified to serve on the Board because of his extensive experience in the CDMO industry as both an executive and board member.
Paul Josephs has served as a member of the Board and as our President and Chief Executive Officer since May 2024. Mr. Josephs previously served as President and Chief Executive Officer, and as a member of the board of directors, of Woodstock Sterile Solutions, a contract development and manufacturing company, from 2021 to April 2024. Prior to joining Woodstock, Mr. Josephs served as Head of CDMO – Global Business Development at Viatris Inc. (Nasdaq: VTRS) from 2016 to 2021. Mr. Josephs also served in numerous roles at DPT Laboratories from 1997 until it was acquired by Viatris, including most recently as Senior Vice President, Sales, Marketing and Corporate Development. Mr. Josephs received a B.A. from the University of Western Ontario in Canada.
The Board believes that Mr. Josephs is well qualified to serve on the Board given his nearly 35 years of experience in the pharmaceutical industry, including more than 30 years of CDMO experience. As Lifecore’s CEO, Mr. Josephs also possesses both operational and strategic insights into the Company, making him a critical tether between the Board and the Company’s executive officers.
Christopher S. Kiper has served as a member of the Board since January 2023. Mr. Kiper has served as a Co-Founder, Managing Director and Chief Investment Officer of Legion Partners Asset Management, LLC (“Legion”), an investment fund focused on accumulating large ownership stakes in undervalued U.S. small-cap companies, since April 2012, and at Legion’s predecessor entities from January 2010 to April 2012. Prior to co-founding Legion, he served as Vice President at Shamrock Capital Advisors, the alternative investment vehicle of the Disney family, where he served as Portfolio Manager of the Shamrock Activist Value Fund, a concentrated, long-only, activist fund, from April 2007 to January 2010. Before that, Mr. Kiper founded and operated the Ridgestone Small Cap Value Fund, a small-cap targeted activist fund in association with the Ridgestone Corporation, an investment firm, from June 2000 to June 2007. From 1998 to 2000, he served as the Director of Financial Planning at Global Crossing Ltd., a telecommunications company that provided computer networking services. Mr. Kiper began his career as an Auditor at Ernst & Young Global Limited, an international tax, consulting and advisory service, from 1994 to 1997. Mr. Kiper received a B.S.B.A. in Accounting from the University of Nebraska in 1993.
The Board believes that Mr. Kiper is well qualified to serve on the Board of Directors because of his extensive experience as an investor and advisor to small-cap public companies and his financial expertise.
Matthew E. Korenberg has served as a member of the Board since August 2024. Mr. Korenberg is a seasoned executive with significant leadership experience in the healthcare industry. He has served as Palvella Therapeutics, Inc.'s (Nasdaq: PVLA) Chief Financial Officer since October 2024. Prior to joining Palvella, he served as President and Chief Operating Officer of public biotechnology company Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) since November 2022 and, prior to that, as the company’s Chief Financial Officer since August 2015. Prior to Ligand Pharmaceuticals, Mr. Korenberg was the founder, Chief Executive Officer, and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg served as a Managing Director and member of the healthcare investment banking team at The Goldman Sachs Group (NYSE: GS) from July 1999 to August 2013. During his 14-year tenure at Goldman Sachs, Mr. Korenberg focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. From May 2020 until October 2024, Mr. Korenberg served on the board of directors, including the audit and compensation committees, of Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a public company that develops and manufactures oncology focused therapeutics and diagnostic products. He earned a B.B.A. in Finance and Accounting from the University of Michigan.
The Board believes that Mr. Korenberg is well qualified to serve on the Board because of his extensive experience in the healthcare industry, financial roles and investment banking.

Nelson Obus has served as a member of the Board since October 2018. Mr. Obus is a co-founder, President, and Chief Investment Officer at Wynnefield Capital, Inc. which he co-founded with Joshua Landes in November 1992. Mr. Obus manages the firm, oversees its investment portfolio. Previously, from January 1990 until September 1992, he was the director of research at Schafer Capital Management, Inc. Prior to that, Mr. Obus was a director of sell side research in the equity sales department at Lazard Frères & Co. Before that, he was a manager at Massachusetts Department of Environmental Management. Mr. Obus holds a Bachelor of Arts degree from New York University and a Master of Arts in political science from Brandeis University.
The Board believes that Mr. Obus’ extensive financial experience with technology and small- to middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager.
Joshua E. Schechter has served as a member of the Board since October 2020. He is a private investor and public company director. Since 2015, he has served as a director of Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) (formerly known as Viad Corp.) a global attractions and hospitality company. Since November 2025, Mr. Schechter has served as a director of Barnwell Industries, Inc. (NYSE American: BRN), a company involved in acquiring, developing, producing and selling oil and natural gas in Canada and leasehold land interests in Hawaii, and also serves on its Compensation Committee. Mr. Schechter served as a member of the Board of Directors of Bed Bath & Beyond (Nasdaq: BBBY) from May 2019 to September 2023, as Chairman of its Audit Committee. He also served as Chairman of the Board of Directors of Support.com, Inc. (Nasdaq: SPRT), a leading provider of cloud-based software and services, from June 2016 to September 2021. From April 2018 to January 2020, he served as Chairman of the Board of Directors of SunWorks, Inc. (Nasdaq: SUNW), a premier provider of high-performance solar power solutions. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, served as Co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter earned a Master of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.
The Board believes that Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries, together with his managerial and public company board experience, provides valuable insight to the Board of Directors.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2026, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such an appointment, the Audit Committee may reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
On August 12, 2025, the Audit Committee approved the appointment of KPMG as the Company’s independent registered public accounting firm for the transition period ending December 31, 2025. Also, on August 12, 2025, the Audit Committee approved the dismissal of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm. BDO served as the Company’s independent registered public accounting firm from April 29, 2024 to August 12, 2025. BDO audited the financial statements of the Company for the fiscal year ending May 26, 2024 and for the fiscal year ending May 25, 2025.
BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended May 26, 2024 and May 25, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of BDO on the effectiveness of internal control over financial reporting as of May 26, 2024 and May 25, 2025 stated that the Company did not maintain, in all material respects, effective internal control over financial reporting based on the COSO criteria due to material weaknesses as of May 26, 2024 and May 25, 2025, respectively.
During the fiscal years ended May 26, 2024 and May 25, 2025, and during the subsequent interim period through August 12, 2025, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their report.
During the fiscal years ended May 26, 2024 and May 25, 2025, and during the subsequent interim period through August 12, 2025 there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than those previously disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2025, as set forth below:
As reported in our Annual Report on Form 10-K for the fiscal year ended May 26, 2024, we identified material weaknesses in our internal control over financial reporting that existed as of May 26, 2024 due to deficiencies that aggregated to material weaknesses relating to the following components of the COSO framework:
•Control Environment – maintaining a sufficient complement of personnel to timely support the Company’s internal control objectives and ensuring personnel conduct internal control related responsibilities;
•Risk Assessment – identification and assessment of risks and changes in the business model resulting from recent disposition activities that impacted the design of control activities, including the precision of management review controls, and the completeness of controls required to support the financial reporting framework;
•Information and Communication – design of controls to validate the completeness and accuracy of information used in the performance of control activities;

•Monitoring – as a result of the material weaknesses described above, the Company failed to design and implement certain monitoring activities that were responsive to timely identification and remediation of control deficiencies; and
•Control Activities – as a result of the material weaknesses in the COSO components identified above, the control activities were ineffective and represent a material weakness.
The material weaknesses identified above relate to matters such as the accounting for and classification of certain non-standard transactions, inventory valuation, the capitalization of interest on assets under construction, recording of development revenue and related cost of sales, the presentation of certain operating costs and expenses of continuing operations and discontinued operations, and the write off of other receivables of the Company’s former Curation Foods businesses.
Management concluded that, as of May 25, 2025, there continued to be deficiencies in the internal control over financial reporting that aggregated to material weaknesses relating to the COSO components of Information and Communication, Control Activities and Monitoring.
The Audit Committee discussed the weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to inquiries of KPMG concerning such material weaknesses.
Prior to BDO, Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm from 2008 to March 20, 2024. On March 20, 2024, the Company received notice from EY that it was declining to stand for reappointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 26, 2024. During fiscal 2024, fiscal 2025 and the subsequent interim period covering the 2025 transition period, EY did not provide an audit report on the Company’s financial statements and accordingly, there was no adverse opinion or a disclaimer of opinion, nor qualification or modification as to uncertainty, audit scope, or accounting principles.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed to the Company for professional services rendered by KPMG LLP for the transition period ended December 31, 2025 and by BDO USA, P.C. for the fiscal year ended May 25, 2025.

Service	2025 Transition Period	Fiscal Year 2025
Audit fees	$805,903	$2,035,070
Audit-related fees	—	—
Tax fees	—	—
All other fees	206,000	—
Total	$1,011,903	$2,035,070
Audit fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consultations on matters addressed during the current audit or interim reviews. All other fees were for permitted financial advisory services not related to the audit or review of the Company’s financial statements.

Audit Committee Pre-Approval Policies
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting.
Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG, the Company’s independent registered public accounting firm for the transition period ended December 31, 2025, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles.
In this context, the Audit Committee reviewed and discussed with management and with KPMG the consolidated balance sheet of Lifecore Biomedical, Inc. and subsidiaries as of December 31, 2025, the related consolidated statements of operations, convertible preferred stock and stockholders’ equity (deficit), and cash flow for the transition period ended December 31, 2025, and the related notes (collectively, the consolidated financial statements). Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.
The Audit Committee also met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting, and all other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Transition Report on Form 10-KT for the transition period ended December 31, 2025 for filing with the SEC.
This report is submitted by the Audit Committee:
Matthew E. Korenberg (Chairperson)
Jason Aryeh
Katrina L. Houde
Joshua E. Schechter
The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Compensation Discussion and Analysis section (the “CD&A”) of this proxy statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and the Board made in the 2025 transition period with respect to the compensation of our named executive officers. As required by Section 14A of the Exchange Act, we are providing stockholders with a non-binding, advisory vote on the compensation of our named executive officers as described in this proxy statement, which is sometimes referred to as a “say-on-pay” vote. The Board is asking stockholders to cast a non-binding, advisory vote for the following resolution:
“RESOLVED, that the 2025 transition period compensation paid to Lifecore Biomedical, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the proxy statement for the Company’s 2026 annual meeting of stockholders, is hereby APPROVED.”
We urge stockholders to read the CD&A, as well as the Summary Compensation Table and related compensation tables directly following the CD&A, which provide detailed information on the Company’s compensation policies and practices.
As we describe in the CD&A, our executive compensation program is designed to attract, reward and retain talented officers and embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. Through the Transition Period Bonus Plan, our executive compensation program emphasized Company financial and operational performance, as well as individual performance by our executive officers.
For these reasons, the Board is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4
APPROVAL OF THE 2026 STOCK INCENTIVE PLAN
At the Annual Meeting, stockholders are being asked to approve the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan (referred to in this proposal as the “2026 Plan”).
The 2026 Plan was approved by the Board of Directors on April 22, 2026, subject to the approval of the Company’s stockholders. The 2026 Plan will become effective on October 16, 2026 (the “Effective Date”), if it is approved by our stockholders. The Company’s 2019 Stock Incentive Plan (the “2019 Plan”) expires on October 16, 2026 and following the expiration of the 2019 Plan, no further awards will be made under the 2019 Plan.
Subject to capitalization adjustments and the share counting provisions described below, the aggregate number of shares of Common Stock available for issuance under the 2026 Plan will not exceed the sum of (i) 2,500,000 shares of Common Stock, plus (ii) any shares of Common Stock that are represented by awards granted under the 2019 Plan that are forfeited, expire or are cancelled without delivery of shares or which result in the forfeiture of shares back to the Company on or after the Effective Date. The maximum number of shares of Common Stock available for issuance under the 2026 Plan as incentive stock options will be equal to 2,500,000 shares of Common Stock.
Following the expiration of the 2019 Plan, the 2026 Plan will allow us to continue to award equity compensation, which incentivizes a long-term perspective on the Company’s business and creates strong alignment with stockholders.
Reasons for the Proposal
The 2026 Plan is intended to replace the 2019 Plan in its entirety upon the expiration of the 2019 Plan by its terms on the Effective Date. We estimate the number of shares of Common Stock remaining available for issuance under the 2019 Plan as of October 16, 2026 will be approximately 1,323,000 shares based upon expected awards under the 2019 Plan through the Expiration Date. The number of shares of Common Stock reserved for issuance under the 2026 Plan was set based upon the 1,323,000 shares of Common Stock that are estimated to remain available under the 2019 Plan at its expiration plus an additional 1,177,000 shares representing approximately one additional annual cycle of awards based upon our historical award granting practices. The number of new shares of Common Stock to be available for issuance under the 2026 Plan was set at 2,500,000.
Our Board believes that the 2,500,000 new shares available for grant under the 2026 Plan would provide sufficient shares for the equity-based compensation needs of the Company for approximately two years after the Effective Date. We believe the 2026 Plan strikes the appropriate balance between motivating and rewarding key service providers while simultaneously limiting dilution to stockholders in excess of the 2019 Plan and holding the Board and the Compensation Committee accountable to stockholders.
Please see “Share Reserve, Burn Rate and Dilution” below for more information about dilution metrics considered by the Board in unanimously approving the 2026 Plan and recommending that our stockholders approve the 2026 Plan at the Annual Meeting.
Because we view the 2026 Plan as a replacement for the 2019 Plan, the 2026 Plan contains the same terms as the 2019 Plan with two, modest substantive changes: (1) the term of the 2026 Plan will be ten years from the date of approval by the Board of Directors instead of seven years from stockholder approval as in the 2019 Plan; and (2) stock options and stock appreciation rights (“SARs”) will have a term of up to ten years under the 2026 Plan instead of seven years under the 2019 Plan.

Currently, the 2019 Plan is our only stockholder-approved equity compensation plan. If the 2026 Plan is not approved by stockholders, no awards will be made pursuant to the terms of the 2026 Plan and the Company will continue to grant awards to employees, directors, and consultants under the 2019 Plan until its expiration on October 16, 2026. The terms and conditions of awards granted under the 2019 Plan prior to the Effective Date will not be affected by the adoption or approval of the 2026 Plan. No awards may be made after October 16, 2026 under the 2019 Stock Plan.
Historically, a significant portion of our executive officers’ pay has been awarded in the form of stock-based compensation, as described in the Compensation Discussion and Analysis above, as was the majority of the compensation to our non-employee directors. In order to offer competitive compensation to our non-executive officer employees and to promote the long-term success of the Company, we have historically granted annual equity awards to key employees that are not executive officers. In the 2025 transition period, we granted stock awards to employees and non-employee directors covering 508,589 shares. Approval of the 2026 Plan is critical for the Company’s ability to attract and retain talented individuals in employee and director roles. Given the importance of equity compensation to attract, retain, incentivize and reward our key service providers, the Board of Directors believes that the continued ability to grant stock awards at competitive levels through the 2026 Plan is in the best interest of the Company and its stockholders.
Our estimate of the sufficiency of the reserve shares under the 2026 Plan is based on our average burn rate over the past three years. The actual amount of time will vary depending on factors such as changes in employee headcount, future forfeitures and cancellations, award types granted, the Company’s capitalization, and the Company’s stock price.
If the 2026 Plan is not approved, the Company’s ability to include equity compensation as part of our directors’ and employees’ total compensation package will be severely limited, which the Board of Directors believes will adversely affect the Company’s business.
Key Features of the 2026 Plan
The 2026 Plan contains a broad range of compensation and corporate governance best practices:
•Administered by an Independent Committee. The 2026 Plan will be administered by the Compensation Committee, as further described below, and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet Nasdaq’s and the Company’s standards for independence.
•Limited Plan Life. The 2026 Plan has a ten-year life span.
•No Liberal Share Recycling. The 2026 Plan is not subject to liberal share “recycling” provisions, meaning (among other things) that shares used to pay the exercise price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to an award, do not again become available for grant.
•No In-the-Money Option or Stock Appreciation Rights Grants. The 2026 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than 100% of the fair market value of our common stock on the date of grant.
•No Repricing or Replacement of Options or Stock Appreciation Rights. Options and stock appreciation rights granted under the 2026 Plan may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•No “Reload” Stock Options. The 2026 Plan does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant’s exercise of previously-granted stock options.
•Minimum Vesting Requirements. No award granted under the 2026 Plan may vest prior to the first anniversary of the applicable grant date, subject to limited exceptions noted below.
•Director Grant Limit. No director in any fiscal year may be granted awards which have an aggregate fair value in excess of $350,000.
•No Dividend Payments on Unvested Awards. Dividends and dividend equivalents in respect of unvested awards are not paid unless and until such awards vest. Dividends or dividend equivalents are not payable with respect to options or Stock Appreciation Rights.
•No Increase to Shares Available for Issuance without Stockholder Approval. The 2026 Plan prohibits any increase in the total number of shares of common stock that may be issued under the 2026 Plan without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.
•Claw-Back Provision. The Compensation Committee may recover awards and payments under or gain in respect of awards to comply with Section 10D of the Securities Exchange Act of 1934.
•No Single-Trigger Accelerated Vesting; No Gross-Ups. Under the 2026 Plan, there is no single-trigger accelerated vesting in connection with a change in control where the awards are continued or the acquirer assumes the awards or grants substitute awards. Further, the 2026 Plan does not provide for excise tax gross-ups.
The following is a summary of the principal features of the 2026 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2026 Plan. A copy of the 2026 Plan is attached as Appendix B to this proxy statement.
Share Reserve, Burn Rate and Dilution
Subject to capitalization adjustments and the share counting provisions described below, the aggregate number of shares of Common Stock available for issuance under the 2026 Plan will not exceed the sum of (i) 2,500,000 shares of Common Stock, plus (ii) any shares of Common Stock that are represented by awards granted under the 2019 Plan that are forfeited, expire or are cancelled without delivery of shares or which result in the forfeiture of shares back to the Company on or after the Effective Date. The maximum number of shares of Common Stock available for issuance under the 2026 Plan as incentive stock options will be equal to 2,500,000 shares.
The Board believes that dilution and share utilization (or “burn”) factors support stockholder approval of the 2026 Plan:
•The 2,500,000 new shares to be reserved for issuance under the 2026 Plan reflects the 1,323,000 shares of Common Stock that are estimated to remain available under the 2019 Plan at its expiration plus an additional 1,177,000 shares representing approximately one additional annual cycle of awards based upon our historical award granting practices. Accordingly, as compared to the existing 2019 Plan, the additional dilution to stockholders from the 2026 Plan would be only 1,177,000 shares. The 2,500,000 new shares to be reserved for issuance under the 2026 Plan represents approximately 6.7% of our outstanding Common Stock as of both the Record Date and as of December 31, 2025, and approximately 5.6% of the combined voting power of the Series A Preferred Stock and Common Stock. The Board believed this was reasonable in light of the fact that the 2,500,000 new shares available for grant under the 2026 Plan would provide sufficient shares for the equity-based compensation needs of the Company for approximately two years after the Effective Date.

•As of December 31, 2025, a total of 993,504 stock options and 538,943 RSUs were outstanding under the 2019 Plan, our only stockholder-approved equity plan. As of December 31, 2025, the average weighted per share exercise price of all stock options outstanding under the 2019 Plan was $8.23 and the weighted average remaining contractual term of all RSUs outstanding under the 2019 Plan was 1.0 years. As of April 17, 2026, the closing price of a share of our Common Stock as reported on the Nasdaq was $5.38.
•Our average gross and adjusted burn rate under the 2019 Plan for the 2025 transition period, fiscal year 2025 and fiscal year 2024 was approximately 2% and 4%, respectively, as shown in the following table:

	2025T	2025	2024	Three Year Average
Stock Options Granted	287,416	456,025	8,400	250,614
RSUs Granted	221,173	524,411	1,059,006	601,530
Total Awards Granted(1)	508,589	980,436	1,067,406	852,144
Weighted Average Shares Outstanding - Basic	37,369,709	34,818,906	30,474,298	34,220,971
Gross Burn Rate(1)	1%	3%	4%	2%
Adjusted Burn Rate(2)	2%	4%	7%	4%
(1)Gross burn rate is calculated as (A) the total number of equity awards granted under the 2019 Plan during the applicable year, divided (B) by the weighted average shares of Common Stock outstanding for the applicable year.
(2)Adjusted burn rate is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of equity awards granted under the 2019 Plan during the applicable year, and with each “full value award” multiplied by the full value award multiplier of 2:1 based on the Company’s annual stock price volatility (consistent with the methodology employed by certain proxy advisory firms), divided by (B) the weighted average shares of Common Stock outstanding for the applicable year).
We do not consider the Equity Inducement Plan adopted in March 2024 to be a functional substitute for the 2026 Plan. Unlike the 2019 Plan or the 2026 Plan, the Equity Inducement Plan is not a broad-based equity plan and the shares under the Equity Inducement Plan are not available for awards to existing employees, directors or consultants. The Board adopted the Equity Inducement Plan specifically as a means to facilitate the Chief Executive Officer transition that occurred in May 2024 and the subsequent hiring of a new Chief Financial Officer in September 2024 and Chief Legal and Administration Officer in April 2025, as well as other key leadership team members in that time period. Under Nasdaq rules and the terms of the Equity Inducement Plan, the shares available under the Equity Inducement Plan may be used exclusively for grants of equity awards to individuals that were not previously employees or directors (or who are returning to employment following a bona fide period of non-employment), as an inducement material to the individual’s entry into employment with Lifecore. As of December 31, 2025, a total of 383,550 stock options, 901,476 RSUs, and 2,283,000 performance stock units (“PSUs”) were outstanding under the Equity Inducement Plan. As of December 31, 2025, the average weighted per share exercise price of all stock options outstanding under the Equity Inducement Plan was $6.80 and the weighted average remaining contractual term of all RSUs and all PSUs outstanding under the Equity Inducement Plan was 3.1 years and 3.6 years, respectively.

Share Counting Rules
If awards under the 2026 Plan are forfeited or terminate before being exercised or becoming vested, or are paid out in cash rather than shares of Common Stock, then the shares of Common Stock underlying those awards will again become available under the 2026 Plan. Shares of Common Stock that are used by a participant to pay withholding taxes or as payment for the exercise price of an award shall cease to be available under the 2026 Plan. Shares of Common Stock that have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of stock options shall not be available for issuance under the 2026 Plan. Stock appreciation rights that are settled in shares of Common Stock will be counted in full against the number of shares of Common Stock available for issuance under the 2026 Plan, regardless of the number of shares of Common Stock issued upon settlement of the stock appreciation rights. Any dividend equivalents distributed as share equivalents under the 2026 Plan will cease to be available under the 2026 Plan.
In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a stock split or reverse stock split, a recapitalization, reorganization, merger, liquidation, spin-off, exchange of shares of Common Stock or a similar occurrence, the Compensation Committee will, in its discretion, make appropriate adjustments to the number of shares of Common Stock and kind of shares or securities issuable under the 2026 Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of shares of Common Stock available for issuance under the 2026 Plan.
Administration
The Compensation Committee will administer the 2026 Plan and has complete discretion, subject to the provisions of the 2026 Plan, to authorize the grant of stock options, stock grants, stock units and stock appreciation rights awards under the 2026 Plan and to make all decisions relating to the operation of the 2026 Plan. The Compensation Committee may delegate the power to grant awards to one or more officers of the Company to the extent permitted by applicable law and may delegate ministerial tasks to employees or other persons as it deems appropriate.
Eligibility and Types of Awards Under the 2026 Plan
The 2026 Plan permits the granting of stock options, stock appreciation rights, stock units and stock grants. Employees (including executive officers and employee directors) and consultants of the Company, any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company will be eligible to participate in the 2026 Plan. As of April 6, 2026, approximately 44 employees (including one employee director and two other executive officers), and 8 non-employee directors would have been eligible to participate in the 2026 Plan, if the 2026 Plan had been in effect as of that date.
Options
The Compensation Committee may grant non-statutory stock options or incentive stock options (which may be entitled to favorable tax treatment) under the 2026 Plan. The number of shares of Common Stock covered by each stock option granted to a participant will be determined by the Compensation Committee.

The stock option exercise price must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total combined voting power of the Company, its parent or any of its subsidiaries). Each stock option award will be subject to the minimum vesting requirement set forth in the 2026 Plan, as described further below, and each stock option award will be evidenced by a stock option agreement which will specify the date when all or any installment of the award is to become exercisable. The stock option agreement shall also specify the term of the option. A stock option agreement may provide for accelerated vesting in the event of the participant’s death, disability, or other events. Notwithstanding any other provision of the 2026 Plan, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding options or (ii) cancel outstanding options in exchange for cash, other awards or options with an exercise price per share that is less than the exercise price per share of the original options. The exercise price of stock options must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made in cash or, if specified in the stock option agreement, by cashless exercise, by surrendering or attesting to previously acquired shares, or by any other legal consideration approved by the Compensation Committee.
Unless otherwise provided by the Compensation Committee, unvested stock options will generally expire upon termination of the participant’s service and vested stock options will generally expire six months following such termination. The term of a stock option shall not exceed ten years from the date of grant (five years for incentive stock options granted to stockholders who own more than 10% of the combined voting power of the Company, its parent or any of its subsidiaries).
Stock Grants
The Compensation Committee may grant awards of shares of Common Stock under the 2026 Plan. Participants may or may not be required to pay cash consideration to the Company at the time of grant of such shares of Common Stock. The number of shares of Common Stock associated with each stock grant will be determined by the Compensation Committee, and each grant shall be subject to vesting conditions established by the Compensation Committee. Shares of Common Stock that are subject to such conditions are “restricted,” i.e. subject to forfeiture if the performance goals and/or other conditions are not satisfied. When the restricted stock award conditions are satisfied, then the participant is vested in the shares of Common Stock and has complete ownership of the shares of Common Stock. A stock grant agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. A holder of a stock grant under the 2026 Plan will have the same voting, dividend and other rights as the Company’s other stockholders; provided, however, that no dividends payable will be paid until the holder’s interest in the stock grant becomes vested, and further, the holder may be required to invest any cash dividends received in additional shares of Common Stock.

Stock Units
The Compensation Committee may award stock units, including RSUs or PSUs, under the 2026 Plan. Participants are not required to pay any consideration to the Company at the time of grant of a stock unit. The number of shares of Common Stock covered by each stock unit award will be determined by the Compensation Committee. A stock unit is a bookkeeping entry that represents a share. A holder of stock units will have no voting rights, but may have a right to dividend equivalents, subject to applicable laws, which may be settled in cash, shares of Common Stock or a combination of both; provided that no dividend equivalents will be paid until the holder’s interest in the stock unit becomes vested. A stock unit is similar to restricted stock in that the Compensation Committee may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or shares of Common Stock or any combination of both to settle the vested stock units. Settlement may be in the form of a lump sum or in installments, and may occur or commence when the vesting conditions are satisfied or may be deferred, subject to applicable laws, to a later date. Conversion of the stock units into cash may be based on the average of the fair market value of a share over a series of trading days or on other methods. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights under the 2026 Plan. The number of shares of Common Stock covered by each stock appreciation right will be determined by the Compensation Committee. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount equal to (a) the excess of the fair market value of a share on the date of exercise over the exercise price multiplied by (b) the number of shares of Common Stock with respect to which the stock appreciation right is exercised.
The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a share on the date of grant. The stock appreciation right agreement will specify the date when all or any installment of the award is to become exercisable. A stock appreciation right agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. Notwithstanding any other provision of the 2026 Plan, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding stock appreciation rights or (ii) cancel outstanding stock appreciation rights in exchange for cash, other awards or stock appreciation rights with an exercise price per share that is less than the exercise price per share of the original stock appreciation rights. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Compensation Committee, in its sole discretion.
Unless otherwise provided by the Compensation Committee, unvested stock appreciation rights will generally expire upon termination of the participant’s service and vested stock appreciation rights will generally expire six months following such termination. The terms of a stock appreciation right shall not exceed ten years from the date of grant.
Grant Limits
The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2026 Plan during any fiscal year is as follows: stock options, 500,000 shares; stock appreciation rights, 500,000 shares; stock grants and stock units, including RSUs, an aggregate of 250,000 shares.
Under the 2026 Plan, the maximum amount of equity awards (calculated based on grant date fair value for financial reporting purposes) granted to a non-employee director during any fiscal year may not exceed $350,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Minimum Vesting Requirement
The 2026 Plan contains a minimum vesting requirement, subject to limited exceptions, that any award that vests solely upon the satisfaction of service-based vesting conditions shall be subject to a minimum vesting period of not less than one year from the date the award is granted, and any award that vests based upon the satisfaction of performance conditions shall be subject to a performance period of not less than one year from the date the award is granted and shall be subject to a minimum vesting period of not less than one year from the date the award is granted. However, the Administrator may choose that the foregoing minimum vesting and performance periods shall not apply in connection with (a) a change in control, (b) termination of service due to death or disability, (c) a substitute award granted in connection with corporate transactions that do not reduce the vesting period of the award being replaced, (d) awards made to non-employee directors who elect to receive awards in exchange for cash compensation to which they are otherwise entitled, (e) awards made to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, or (f) awards which in aggregate cover a number of shares not to exceed 5% of the total number of shares of stock available for issuance under the 2026 Plan.
Transfer of Awards
Unless otherwise provided in the applicable award agreement, and then only to the extent permitted by applicable law, awards under the 2026 Plan may not be transferred by the holder thereof, other than by will or by the laws of descent and distribution.
Treatment of Awards upon a Change in Control
Unless otherwise provided for in an individual award agreement or employment agreement, and except to the extent that “replacement awards” (as defined below) are provided to participants, then, in connection with a change in control, (i) outstanding awards which are subject solely to time-based vesting conditions will become fully vested and settled in cash, shares or a combination thereof, generally within thirty days following the change in control, and (ii) any outstanding awards which are subject to performance-based vesting conditions will be deemed to have satisfied all performance conditions at the greater of the target performance level or actual performance determined as of the date of the change in control (unless the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance) and settled in cash, shares or a combination thereof, generally within thirty days following the change in control.
In connection with a change in control in which awards are assumed and/or replaced by the surviving entity with a “replacement award,” to the extent the participant’s employment is involuntarily terminated by the Company without cause within two years following the change in control, then any such replacement award which is (i) a stock option or stock appreciation right will become fully vested and exercisable according to its terms and (ii) other awards will become fully vested and paid generally upon or within thirty days of the participant’s termination. “Replacement award” means an award (a) of the same type (e.g., option, stock unit, etc.) as the replaced award (or a different type than the replaced award if the Compensation Committee finds such type acceptable), (b) that has a value at least equal to the value of the replaced award, (c) that relates to publicly traded equity securities of the Company or its successor following the change in control (or another entity that is affiliated with the Company or its successor following the change in control), (d) that provides for full accelerated vesting upon the participant’s involuntary termination without cause within two years of the change in control, (e) with vesting conditions that continue on the same terms as the replaced award (except that any performance-based vesting conditions will be deemed to be satisfied at the greater of target performance and actual performance through the date of the change in control (unless measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance)), and (f) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.

In connection with a change in control, the Compensation Committee may provide a cash payment in lieu of the right to exercise any stock option or stock appreciation right and may cause the payment of any other award to be made in cash instead of shares.
Restrictions
The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time if the participant is not in compliance with the terms of the award agreement or the 2026 Plan, or the participant breaches any other agreement with the Company with respect to non-competition, non-solicitation or confidentiality. In addition, the Compensation Committee may recover awards and payments under or gain in respect of awards to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934 or any other applicable law or regulation.
Amendment and Termination
The Board of Directors may amend the 2026 Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent such approval is required by applicable laws, regulations or rules. The Board of Directors may terminate the 2026 Plan at any time and for any reason. The term of the 2026 Plan is ten years from the date of approval by the Board of Directors, unless earlier terminated by the Board of Directors. The termination or amendment of the 2026 Plan may not impair in any material respect any award previously made under the 2026 Plan.
New Incentive Plan Benefits
The future benefits or amounts that would be received under the 2026 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time.
Federal Income Tax Consequences
The U.S. federal income tax consequences of the 2026 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2026 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.
Non-Qualified Stock Options. If a participant is granted a nonqualified stock option under the 2026 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards. The current federal income tax consequences of other awards authorized under the 2026 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); stock units, including RSUs, are generally subject to tax at the time of payment.
Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2026 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The 2026 Plan does not provide for any excise tax gross-ups.
Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the 2026 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2026 Plan are not exempt from coverage. However, if the 2026 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
Registration of Shares
Upon approval of the 2026 Plan by our stockholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of Common Stock issuable under the 2026 Plan if we are eligible to do so.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2026 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information with respect to options and other equity awards under the Company’s equity compensation plans as of December 31, 2025. The equity compensation plan approved by stockholders is the 2019 Plan. The equity compensation plan not approved by stockholders is the Equity Inducement Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b) (1)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a))
Equity compensation plans approved by security holders	1,532,447	(2)	$8.23	1,798,895
Equity compensation plans not approved by security holders	3,568,026	(3)	$6.80	167,474
Total	5,100,473		$8.57	1,966,369

(1)Represents the weighted-average exercise price of outstanding stock options and does not include RSUs or PSUs.
(2)Consists of outstanding options to purchase 993,504 shares of Common Stock and RSUs covering an aggregate of 538,943 shares of Common Stock.
(3)Consists of outstanding options to purchase 383,550 shares of Common Stock, RSUs covering an aggregate of 901,476 shares of Common Stock and PSUs covering an aggregate of 2,283,000 shares of Common Stock.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of Common Stock and Series A Preferred Stock as of the Record Date as to (i) each person who is known by the Company to beneficially own more than 5% of any class of the Company’s voting stock, (ii) each of the Company’s directors and director nominees, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (NEOs), and (iv) all directors and executive officers as a group. The business address of each director, director nominee, and current executive officer named below is c/o Lifecore Biomedical, Inc., 3515 Lyman Blvd., Chaska, MN 55318.
The number of shares of stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to such shares.

	Shares Beneficially Owned
Name	Number of Shares of Common Stock (1)	Percent of Common Stock	Number of Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Combined Voting Power
5% Stockholder
Wynnefield Capital, Inc. (2)	5,454,843	14.31%	4,132	8.39%	14.31%
Legion Partners Asset Management, LLC (3)	6,894,283	17.27%	15,892	32.26%	17.27%
BlackRock, Inc (4)	1,899,903	5.07%	—	—%	5.07%
22NW, LP (5)	3,182,970	7.88%	19,069	38.71%	7.88%
Greenhaven Road Investment Management, LP (6)	3,616,146	9.65%	—	—%	9.65%
325 Capital (7)	3,135,450	8.15%	6,357	12.90%	8.15%
LW Capital Management (8)	1,899,992	5.07%	—	—%	5.07%

Directors, Nominees, and Named Executives
Humberto C. Antunes	27,554	*	—	—	*
Jason Aryeh	24,554	*	—	—	*
Katrina L. Houde	89,906	*	—	—	*
Paul H. Johnson	24,554	*	—	—	*
Christopher S. Kiper (3)	6,894,283	17.27%	15,892	32.26%	17.27%
Matthew E. Korenberg	24,554	*	—	—	*
Nelson Obus (2)	5,454,843	14.31%	4,132	8.39%	14.31%
Joshua E. Schechter	89,667	*	—	—	*
Paul Josephs	333,328	*	—	—	*
Ryan D. Lake	126,691	*	—	—	*
Thomas D. Salus	157,806	*	—	—	*

All current directors and executive officers as a group (11 persons)	13,247,740	32.68%	20,024	47.16%	32.68%
* Represents beneficial ownership of less than 1%

(1)The number of shares of Common Stock beneficially owned by each holder includes (i) the total number of shares of Common Stock each such holder is deemed to beneficially own as of the Record Date based on the Company’s review of certain schedules filed with the SEC for 5% stockholders, the Company’s internal records and other information available to the Company, which includes the number of shares of Common Stock that could be acquired within 60 days of the Record Date upon exercise of options and the vesting and settlement of outstanding RSUs, plus (ii) any shares of Common Stock that could be issued within 60 days of the Record Date upon conversion of shares of Series A Preferred Stock beneficially owned by such holder based on the Company’s internal records, taking into account the Beneficial Ownership Limit. As to the Series A Preferred Stock, does not include payable in-kind (“PIK”) dividends issuable within 60 days of the Record Date.
As of the Record Date, there were no outstanding options held by the directors and no shares that could be acquired by directors within 60 days of the Record Date upon the vesting and settlement of RSUs. Includes the following number of shares that could be acquired within 60 days of the Record Date upon the exercise of stock options or the vesting and settlement of RSUs: Mr. Josephs, 100,000 shares; Mr. Salus, 131,828 shares; Mr. Lake, no shares; and all current directors and executive officers as a group, 231,828 shares. For the executive officers does not include any shares that may be acquired upon vesting and settlement of outstanding Performance Stock Unit awards since these awards will vest and be settled, if at all, based upon our future stock price.
(2)This information is based on (1) an Amendment No. 10 to Schedule 13D filed on July 5, 2024 by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus and Joshua Landes (collectively, the “Wynnefield Investors”), (2) the purchase by WCM of 122,930 shares of Common Stock and the purchase by Wynnefield Partners of 169,753 shares of Common Stock in an October 2024 private placement (the “PIPE Offering”), and (3) 30,000 shares that were granted to Mr. Obus in his capacity as a director of the Company. According to the Schedule 13D/A, (i) Wynnefield Partners I has sole voting and sole dispositive power over 2,216,667 shares (including 243,814 shares issuable upon conversion of certain share of Series A Preferred Stock); (ii) Wynnefield Partners has sole voting and sole dispositive power over 1,396,408 shares (including 162,543 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Wynnefield Offshore has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iv) Wynnefield Plan has sole voting and sole dispositive power over 367,350 shares; (v) WCM has sole voting and sole dispositive power over 3,613,075 shares (including 406,357 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vi) WCI has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vii) Mr. Obus has sole voting and sole dispositive power over 88,687 shares and shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock), and (viii) Mr. Landes has shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock). The address for each of the Wynnefield Investors is 450 Seventh Avenue, Suite 509, New York, New York 10123.
(3)This information is based on (1) an Amendment No. 9 to Schedule 13D filed on October 7, 2024 by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White (collectively the “Legion Investors”), (2) the Company’s internal records with respect to the number of shares of Common Stock into which the shares of Series A Preferred Stock may convert, and (3) subsequent information provided to the Company by representatives of Legion Partners. According to the Schedule 13D/A and supplemental information, (i) Legion Partners, L.P. I, has shared voting and shared dispositive power over 6,305,396 shares (including 2,221,128 shares issuable upon conversion of certain shares of Series A Preferred Stock); (ii) Legion Partners, L.P. II, has shared voting and shared dispositive power over 530,618 shares (including 211,332 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Legion Partners, LLC has shared voting and shared dispositive power over 6,836,014 shares (including 2,432,460 shares issuable upon conversion of certain shares of Series A Preferred Stock) (iv) Legion Partners Asset Management, LLC has shared voting and shared dispositive power over 6,894,083 shares (including 2,432,460 shares issuable upon conversion of certain shares of Series A Preferred Stock) , and (iv) each of Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White has shared voting and shared dispositive power over 6,894,283 shares (including 2,432,460 shares issuable upon conversion of certain shares of Series A Preferred Stock). Each of Messrs. Kiper and White, as a managing director of Legion Partners Asset Management, LLC and a managing member of Legion Partners Holdings, LLC, may be deemed the beneficial owner of the (i) 6,305,396 shares beneficially owned by Legion Partners, L.P. I, (ii) 530,618 shares beneficially owned by Legion Partners, L.P. II, (iii) 200 shares beneficially owned by Legion Partners Holdings, LLC, and (iv) 58,069 shares that were granted to Mr. Kiper in his capacity as a director of the Company. The address for each of the Legion Investors is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.
(4)This information is based solely on a Schedule 13G filed on January 21, 2026 by BlackRock, Inc. reporting ownership of Common Stock as of December 31, 2025. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York, 10001.

(5)This information is based solely on an Amendment No. 7 to a Schedule 13D filed on May 29, 2025 by 22NW Fund, LP (“22NW Fund”), 22NW, LP (“22NW”), 22NW Fund GP, LLC (“22NW GP”), 22NW GP, Inc. (“22NW Inc.”), Aron R. English, Bryson O. Hirai-Hadley and Nathaniel Calloway (collectively, the “22NW Investors”) and (2) the Company’s internal records with respect to the number of shares of Common Stock into which the shares of Series A Preferred Stock may convert. According to the Schedule 13D/A, the 22NW Investors in the aggregate hold 2,975,398 shares (including 2,711,218 shares issuable upon conversion of certain shares of Series A Preferred Stock) over which each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English has sole voting and dispositive power. Furthermore, the Schedule 13D/A discloses 583 shares over which Mr. Hirai-Hadley has sole voting and dispositive power. Mr. Hirai-Hadley is head of research and partner at 22NW. By virtue of their respective positions with 22NW Fund, each of 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund. The address of the principal office of each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English is 590 1st Avenue S, Unit C1, Seattle, WA 98104.
(6)This information is based solely on Amendment No. 2 to Schedule 13G filed on February 14, 2025 by Scott Miller, Greenhaven Road Investment Management, LP (“Greenhaven IM”), MVM Funds, LLC (“MVM”), Greenhaven Road Capital Fund 1, L.P. (“Greenhaven Fund 1”), and Greenhaven Road Capital Fund 2, L.P (“Greenhaven Fund 2” and, together with Greenhaven Fund 1, the “Funds”) (collectively, the “Greenhaven Investors”). According to the Schedule 13G, (i) each of Scott Miller, Greenhaven IM, and MVM has sole voting and sole dispositive power over 3,616,146 shares, (ii) Greenhaven Fund 1 has sole voting and sole dispositive power over 1,633,634 shares, and (iii) Greenhaven Fund 2 has sole voting and dispositive power over 1,982,512 shares, with the Funds directly owning the shares reported on the Schedule 13G. Greenhaven IM is the investment manager of Greenhaven Fund 1 and Greenhaven Fund 2. MVM is the general partner of each Greenhaven Fund 1, Greenhaven Fund 2 and Greenhaven IM. Mr. Miller is the controlling person of MVM. Accordingly, Mr. Miller, Greenhaven IM and MVM may be deemed to beneficially own the Common Stock directly owned by the Funds. The address for each of the Greenhaven Investors is 8 Sound Shore Drive, Suite 190, Greenwich, CT, 06830.
(7)Includes (i) 931 shares of Series A Preferred Stock held by 325 Capital Master Fund; (ii) 499 shares of Series A Preferred Stock held by Gothic ERP 649947; (iii) 2,702 shares of Series A Preferred Stock held by Gothic Corp 649429; (iv) 1,008 shares of Series A Preferred Stock held by Gothic JBD LLC 650324; and (v) 873 shares of Series A Preferred Stock held by Gothic HSP Corp 649359 (collectively, the “325 Capital Investors”). Based on the Company’s internal records, the number of shares of Common Stock into which the shares of Series A Preferred Stock beneficially owned by the 325 Capital Investors were, in the aggregate, 972,984. Also includes 792,682 shares of Common Stock purchased by affiliates of the 325 Capital Investors on October 3, 2024 in the PIPE Offering, and 1,369,785 shares of common stock subsequently purchased. To the knowledge of the Company, 325 Capital Master Fund LP has voting and investment discretion over the securities held by each of the 325 Capital Investors. The address for each of the 325 Capital Investors is 280 S Mangum St., Suite 210 Durham, NC 27701.
(8)This information is based solely on (1) Schedule 13G filed on February 14, 2024 by LW Capital Management, LLC. Laughing Water Capital, LP and Laughing Water Capital II, LP (collectively, the “LW Investors”) reporting beneficial ownership as of December 31, 2023, and (2) the subsequent participation by the LW Investors in the PIPE Offering. According to the Schedule 13G, (i) LW Capital Management, LLC has sole voting power and dispositive power over 544,294 shares and shared voting and dispositive power over 1,033,903 shares, (ii) Laughing Water Capital, LP has shared voting and dispositive power over 529,234 shares, and (iii) Laughing Water Capital II, LP has shared voting and dispositive power over 504,669 shares. On October 3, 2024, Laughing Water Capital, LP purchased 153,973 shares of Common Stock and Laughing Water Capital II, LP purchased 167,822 shares of Common Stock, in each case, in the PIPE Offering. The address for each LW Capital Management, LLC investors is 41 B North Village Road, Rockville Centre, NY 11570.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our executive compensation program for the 2025 transition period. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information.
The following persons served as executive officers during the 2025 transition period and are referred to in this proxy statement as the named executive officers or (“NEOs”):

Name	Position
Paul Josephs	President and Chief Executive Officer since May 20, 2024.
Ryan D. Lake	Chief Financial Officer since September 3, 2024.
Thomas D. Salus	Chief Legal and Administration Officer, Secretary since April 14, 2025.
This CD&A also is intended to provide a framework within which to understand the actual compensation awarded to, earned, or held by each named executive officer during the 2025 transition period as reported in the accompanying compensation tables.
CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI
I.Executive Summary
Strategy
During the 2025 transition period, the Compensation Committee focused heavily on incentive and performance-based compensation, consistent with its approach for fiscal year 2025.
In July 2025, the Board of Directors approved a cash incentive pay plan for the fiscal year 2026 that would have ended May 31, 2026, which was recommended by the Compensation Committee. In September 2025, after the change in the Company’s fiscal year to December 31, the Compensation Committee terminated the fiscal year 2026 cash incentive pay plan and approved a new cash incentive pay plan (the “Transition Period Bonus Plan”) for the approximately seven-month period from May 26, 2025 through December 31, 2025, which is referred to in this proxy statement as the 2025 transition period.

Focus on Performance-Based Compensation
The Transition Period Bonus Plan was designed to emphasize Company financial and operational performance, as well as individual performance by our executive officers. For Company financial performance, the Compensation Committee prioritized total revenue growth and expense management through its focus on achievement both total revenue and Adjusted EBITDA, which comprised 80% of the incentive pay opportunity under the Transition Period Bonus Plan. For Company operational performance, the Compensation Committee selected four equally-weighted Company business goals and objectives, which comprised 10% of the incentive pay opportunity under the Transition Period Bonus Plan. The Compensation Committee selected the business goals and objectives that it believed were most critical to driving sustained high performance in the 2025 transition period and beyond. To incentivize high performance by the executive officers individually, the Compensation Committee added individual performance objectives to the design of the Transition Period Bonus Plan, weighted at 10% of the incentive pay opportunity.
Continued Strong Stockholder Support for Our Pay Program
Our 2025 Annual Meeting of Stockholders was held on October 29, 2025. At the 2025 Annual Meeting of Stockholders, our stockholders again expressed strong support for our executive compensation program as reflected in the non-binding, advisory vote on fiscal year 2025 named executive officer compensation (referred to as a “say-on-pay” vote). The say-on-pay proposal presented at our 2025 Annual Meeting of Stockholders received 98.7% approval by our stockholders. We attribute the strong stockholder support for the say-on-pay proposal to ongoing efforts to align performance and compensation, including the new hire compensation packages for our executive officers in fiscal year 2025.
Components of Our Compensation Program
The Compensation Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of overall Lifecore performance that the Board believes are central to delivering long-term stockholder value.

Base Salary
Base salaries are set to be competitive with the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Compensation Committee judges that a change is warranted due to changes in an executive officer’s responsibilities, demonstrated performance or relevant market data. For the 2025 transition period, the base salaries for executive officers were set at levels appropriate to attract superior executive talent, but recognizing the significant potential compensation opportunities available through performance-based compensation.

Short-Term Incentives
Annual cash incentive pay, which was delivered in the 2025 transition period through the Transition Period Bonus Plan, should be designed to reward achievement of financial and business results that align to our internal annual operating plan. For the 2025 transition period, the Compensation Committee selected a mix of Company financial goals (total revenue and Adjusted EBITDA), Company business goals and objectives, and individual performance goals for the executive officers. The Compensation Committee emphasized Company financial goals and weighted this component at 80% of the Transition Period Bonus Plan incentive pay opportunity.

Long-Term Incentives
Long-term equity awards provide executive officers with an incentive to increase long-term stockholder value, while also providing a retention vehicle for our executives. Mr. Josephs joined the Company as our new CEO in May 2024 and Mr. Lake joined the Company as our new CFO in September 2024 and both were provided significant turnaround new hire equity grants, including RSU grants on the first day of employment with vesting over the first five anniversaries of the grant date and PSU awards that will vest and be settled based on achievement of ten escalating stock price goals within five years, between $7.50 and $35.00 for Mr. Josephs and between $5.00 and $30.00 for Mr. Lake. Given these equity awards, the Compensation Committee does not currently expect to grant Messrs. Josephs and Lake additional annual equity awards until five years after their hire date. Similarly, when Mr. Salus was hired in April 2025, his compensation package emphasized long-term incentives, including a PSU award with the same vesting parameters as Mr. Joseph’s PSU award. The Compensation Committee did not grant equity awards to the named executive officers in the 2025 transition period.

Compensation Governance Practices
Our pay-for-performance philosophy and compensation governance practices provide a framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our practices include:

Long-Term Focus	The majority of our executive compensation is tied to long-term performance.
Equity Ownership Guidelines	We have robust equity ownership guidelines of 5x salary for our CEO and 3x salary for other executive officers.
Equity Holding Requirements	We have share-holding requirements for executives wherein each executive must retain at least 50% of equity granted until minimum share ownership requirements are achieved.
Clawback Policy	We have adopted an enhanced recoupment, or “clawback” policy, to recover incentive compensation in the event of certain restatements of the financial results of the Company.
No Excessive Benefits	We offer limited perquisites and other benefits to our executive officers.
No Section 280G Gross-ups	None of our executive officers are entitled to an excise tax gross-up of the payments received in connection with a change in control.
Director Independence	The Compensation Committee is made up entirely of independent directors.
Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.
II.Compensation Philosophy and Objectives
Lifecore’s compensation program is intended to meet three principal objectives:
•attract, retain and reward officers and other key employees;
•motivate these individuals to achieve the Company’s short-term and long-term strategic goals; and
•align the interests of our executives with those of our stockholders, particularly over long-term periods that are not reflected by short-term performance.
The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing near-term challenges facing Lifecore such as liquidity and growth in our CDMO business and competitive pressures, with incentives to achieve our long-term goal of increasing profitability in our CDMO business by growing revenue and implementing cost-saving initiatives.
Other considerations for assessing the amount of salary, short-term incentive, and long-term incentive compensation include Lifecore’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.
III.Establishing Executive Compensation
Lifecore’s executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the Compensation Committee’s charter is available at https://ir.lifecore.com.

In determining the elements of compensation that are used to implement Lifecore’s overall compensation policies, the Compensation Committee takes into consideration a number of objective factors related to Lifecore’s performance, such as, EBITDA, and adjustments to EBITDA, revenue, cash flow and operational performance, as well as the competitive practices in the compensation peer group. The Compensation Committee determines compensation by evaluating the Company’s financial and strategic performance as well as, for each executive officer, their individual performance, contribution to our leadership team, succession planning, and their importance to our future success.
The Compensation Committee meets regularly to review overall executive compensation. The Compensation Committee also meets with Lifecore’s CEO and other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The CEO makes recommendations to the Compensation Committee on the base salary, annual cash incentive targets and equity compensation for the executive officers, but the CEO is not present during the deliberation on any element of the CEO’s compensation. The Compensation Committee has the ultimate responsibility for determining executive compensation, subject to the ratification of the Board as provided in the charter of the Compensation Committee.
Role of the Compensation Consultant
The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant. The Compensation Committee consults with FW Cook regarding compensation philosophy, incentive plan designs, executive compensation analysis, equity grants, and CD&A disclosure, among other compensation topics. FW Cook provides no services to the Company other than consulting services provided to the Compensation Committee.
The Compensation Committee has conducted a specific review of its relationship with FW Cook and determined that FW Cook’s work for the Compensation Committee does not raise any conflicts of interest.
IV.Compensation Competitive Analysis
Our Compensation Committee uses peer group information to provide context for its compensation decision-making for our executive officers. The Compensation Committee approved a peer group in July 2025, although the Compensation Committee noted some lack of comparability in the peer group companies to Lifecore’s standalone CDMO business and the market for both life sciences executive talent and for investment. The Compensation Committee also consulted market data as context for the 2025 transition period decisions.
2025 Transition Period Peers and Philosophy
Peer group data was gathered with respect to base salary, bonus targets and equity awards (including stock options, performance shares, restricted stock and long-term awards). The data was used to assist in determining compensation for the 2025 transition period. FW Cook helped the Compensation Committee to identify companies similar to Lifecore with respect to life sciences sector, market capitalization and revenue to provide a broad perspective on competitive pay levels and practices. This determination of the peer group companies occurred in July 2025 and was used in decision-making for the 2025 transition period.
Peer companies were U.S. based, similarly-sized, public, life science companies taken from the Company’s peer group last approved by the Compensation Committee in April 2024. For purposes of determining comparability based on size, the Compensation Committee reviewed market capitalization, revenue, revenue growth, EBITDA and number of employees. Using these criteria, the Compensation Committee determined that the following 20 companies would comprise the peer group, excluding two companies from the April 2024 peer group (Avid Bioservices and Societal CDMO) due to acquisitions:

Aclaris Therapeutics	Inotiv
ANI Pharma	Natural Alternatives International
Anika Thera	OraSure Tech
Artivion	Personalis
Cerus	ProPhase Labs
NIagen (formerly ChromaDex)	ReGenXBio
Codexis	Standard Bio Tools
DLH Holdings	Surmodics
Harvard Bioscience	Sutro Biopharma
Infu System	Xtant Medical
The Compensation Committee believes that identifying U.S. based, public peer companies for our CDMO business is particularly challenging and that revenue and market capitalization sizing also presents comparability challenges. The Company does not benchmark compensation to a particular level, but rather uses competitive market data as a reference point among several when determining pay levels, incentive design and mix. Lifecore’s broad objective was to target total compensation for executive officers at a level that reflects each executive’s particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Compensation Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context. After reviewing peer group and other information such as cost of living adjustments, the Compensation Committee determined to increase the base salary of Mr. Josephs from $550,000 to $590,000 effective August 15, 2025. The Compensation Committee did not change Mr. Josephs target bonus percentage of 100% for the 2025 transition period, resulting in $1,180,000 of target annual cash compensation. After reviewing peer group and other information, the Compensation Committee determined to increase the base salary of Mr. Lake from $470,000 to $488,000 effective August 15, 2025. The Compensation Committee did not change Mr. Lake’s target bonus percentage of 60% for the 2025 transition period, resulting in $780,800 of target annual cash compensation. Given that Mr. Salus was hired in April 2025 and after considering other factors, the Compensation Committee determined not to adjust his base salary or target percentage. Mr. Salus’ compensation package was not set in April 2025 by reference to peer group company data given the Chief Legal and Administration Officer role was newly created.
V.Elements of Compensation
Lifecore’s executive compensation program for Messrs. Josephs, Lake and Salus had three primary elements: (i) base salary; (ii) annual cash incentive opportunities and other performance-driven compensation, which was delivered through the Transition Period Bonus Plan; and (iii) long-term incentives.
Base Salaries
The base salaries of named executive officers are set at levels intended to be competitive with those companies in our peer group with which we compete for executive talent. In determining base salary, the Compensation Committee also considers factors such as:
•mix of equity compensation;
•job performance;
•skill set;
•prior experience;
•the executive’s time in his or her position with Lifecore;

•internal consistency regarding pay levels for similar positions or skill levels within the Company;
•location of the position;
•whether the role was corporate or divisional;
•external pressures to attract and retain talent; and
•market conditions generally.
Mr. Josephs was hired in May 2024 and his initial base salary was set at $550,000 based on negotiations between Mr. Josephs and the Company. Effective August 15, 2025, Mr. Josephs’ base salary was increased to $590,000. Mr. Lake was hired in September 2025 and his initial base salary was set at $470,000 based on negotiations between Mr. Lake and the Company. Effective August 15, 2025, Mr. Lake’s base salary was increased to $488,000. Mr. Salus was hired in April 2025 and his base salary was set at $460,000 based on considerations of compensation parity among the executive officers and was not increased in the 2025 transition period.
Transition Period Bonus Plan Design and Achievement
Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, on September 22, 2025, the Compensation Committee approved the Transition Period Bonus Plan covering the approximately seven-month period from May 26, 2025 through December 31, 2025, which is referred to in this proxy statement as the 2025 transition period.
The Compensation Committee also approved the cash bonus opportunities and individual performance objectives under the Transition Period Bonus Plan for each executive officer. At the target level of achievement as a percentage of their respective annual base salaries attributable to the 2025 transition period, the cash bonus opportunities under the Transition Period Bonus Plan to the executive officers were as follows: Paul Josephs at 100%, Ryan D. Lake at 60%, and Thomas D. Salus at 50%.
Under the Transition Period Bonus Plan, each executive officer’s cash bonus opportunity was weighted 10% to his individual performance objectives and weighted 10% to four equally-weighted Company business goals and objectives. Under the Transition Period Bonus Plan, each executive officer’s cash bonus opportunity was weighted 80% to Company financial performance goals of Adjusted EBITDA and total revenue. Achievement of either Adjusted EBITDA or total revenue at greater than target level would result in increasing bonus relating to that performance goal and achievement of Adjusted EBITDA or total revenue at less than target level would result in decreasing bonus relating to that performance goal based on a matrix of Adjusted EBITDA and total revenue. If the minimum performance for either Adjusted EBITDA or total revenue was not achieved, there would be no bonus with respect to that performance goal. Additionally, no amounts would be earned under the Transition Period Bonus Plan unless minimum Adjusted EBITDA is achieved. The Transition Period Bonus Plan provided that the maximum cash bonus that may be earned by an executive officer relating to the Company financial performance goals would not exceed 200% of their bonus opportunity at the target level, even if actual performance exceeds the maximum level for Adjusted EBITDA or total revenue.
Adjusted EBITDA was defined as the Company’s 2025 transition period earnings before interest, taxes, depreciation and amortization, adjusted to exclude costs not expected to be incurred on a normalized basis consistent with the Company’s public filings or as determined by the Compensation Committee, such as (i) interest expense, net of interest income, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in fair value of debt derivatives, (vi) franchise tax, (vii) reorganization costs, and (viii) restructuring costs, but including the cost of bonuses under the Transition Period Bonus Plan. Total revenue was defined as the Company’s total revenue recognized and determined in accordance with U.S. generally accepted accounting principles.

Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for details regarding Adjusted EBITDA, which is a non-GAAP financial measure, including a reconciliation to its most directly comparable financial measure prepared in accordance with GAAP.
Under the Transition Period Bonus Plan, the Compensation Committee also set the minimum, target and maximum level of achievement of Adjusted EBITDA and total revenue. The following table summarizes the minimum, target and maximum for Adjusted EBITDA and total revenue for the 2025 transition period, as well as the Compensation Committee’s determination of the actual achievement for the 2025 transition period and the resulting percentage attributable to these Company financial goals under the matrix.

	2025 Transition Period Total Revenue	2025 Transition Period Adjusted EBITDA	% Achievement of Target
Maximum	$97.50 million	$16.90 million	200%
Target	$75.00 million	$14.95 million	100%
Minimum	$60.00 million	$10.40 million	—%
Actual	$75.52 million	$13.10 million	50%
The four equally-weighted Company business goals and objectives are summarized below, along with the Compensation Committee’s determinations relating to the achievement for the 2025 transition period. For each, the failure to achieve the corporate goal and objective at the 100% level would result in no achievement relating to that corporate goal and objective.

Corporate Goals and Objectives	% Achievement
Manufacturing capabilities	100%
Development pipeline expansion	100%
No specified regulatory observations	100%
On time training	100%
The individual performance goals for each executive officer were tailored and weighted to their respective roles. The individual performance goals were in the areas of commercial strategy and customer development; operational capability and cost; regulatory and compliance; financial and shareholder value; and talent and organizational development. In February 2026, the Compensation Committee evaluated the performance of the executive officers against his individual performance goals and determined that they were met at the 100% level.
Based upon the determination of the Compensation Committee, the Board of Directors approved payouts under the Transition Period Bonus Plan of 60% of the target bonus amount for each of Messrs. Josephs, Lake and Salus, effective in March 2026. In accordance with the employment agreement with Mr. Salus, the payout to him under the Transition Bonus Plan was 125% of the calculated amount. Accordingly, the payouts under Transition Period Bonus Plan to Messrs. Josephs, Lake and Salus were $198,692, $99,958, and $99,519, respectively. Payments to the executive officers under the Transition Period Bonus Plan are subject to “clawback” under our Compensation Recoupment Policy adopted effective October 2, 2023.
Long-Term Incentive Compensation
Lifecore provides long-term incentive compensation through equity-based awards intended to align the interests of executive officers with those of the stockholders by creating an incentive for officers to maximize long-term stockholder value. At the same time, our long-term awards are designed to encourage officers to remain employed with Lifecore despite the competitive labor market in our industry.

Awards to eligible employees are generally made on an annual basis. Annual equity awards historically have taken the form of stock options and RSUs. The RSUs typically vest on the third anniversary of the grant date. Stock option awards provide that one-third vests on the first anniversary of the grant date and then 1/36th of the remaining unvested amount vests each month thereafter. Lifecore has historically granted stock options because they can be an effective tool for meeting Lifecore’s goal of increasing long-term stockholder value and allow holders to benefit only if Lifecore’s stock price increases in value over the stock option’s exercise price. Lifecore has historically granted RSUs because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Lifecore’s stock. RSUs can be an efficient means of using equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value as compared to awards of stock options.
In determining the long-term incentive awards that may be granted to executive officers, the Compensation Committee also takes into consideration a number of qualitative factors, considered holistically, including an analysis of competitive market data, the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, and salary level, as well as prior years’ awards.
None of the named executive officers were granted long-term incentive awards in the 2025 transition period given the significant equity awards at the time of hire as discussed below under “— Agreements with Named Executive Officers.”
VI.Additional Compensation Policies and Practices
Clawback Policy
On November 30, 2023, the Board of Directors adopted a compensation recoupment policy with an effective date of October 2, 2023, in order to comply with Nasdaq Listing Rules and Rule 10D-1 promulgated under the Exchange Act. The policy will be administered by the Compensation Committee of the Board consisting solely of directors that are “independent” under rules of the Nasdaq Stock Market or, in the absence of such committee, the independent directors serving on the Board of Directors (acting by a majority). The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (each, a “Covered Officer”) of the Company in the event of any required accounting restatement of the financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the policy Company must recoup from the Covered Officer erroneously awarded incentive compensation received within a look back period of the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement, as well as any required transition period resulting from a change in the Company’s fiscal year.

The October 2023 policy described above superseded a May 2013 executive compensation clawback policy. The May 2013 clawback policy provided that, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. In determining whether to seek recovery of compensation, the Board of Directors or the Compensation Committee may take into account any considerations it deems appropriate, including whether the assertion of a claim may violate applicable law or adversely impact the interests of the Company in any related proceeding or investigation, the extent to which the executive officer was responsible for the error that resulted in the restatement, and the cost and likely outcome of any potential litigation in connection with the Company’s attempts to recoup such compensation. The Board of Directors and the Compensation Committee considered the application of the May 2013 executive compensation clawback policy in light of the previously disclosed restatements of the Company’s financial statements as of and for the fiscal years ended May 29, 2022 and May 30, 2021, as well as other periods, and based upon the considerations identified above, the Board determined not to take actions to recover compensation at the current time.
Transactions in Company Securities
Our insider trading compliance policy prohibits our directors, officers, and employees from engaging in certain speculative or hedging transactions in our securities, such as puts, calls, collars, swaps, forward sale contracts, and other derivative securities transactions involving the Company’s equity securities, on an exchange or in any other organized market.
Executive Stock Ownership Requirements
To promote a focus on long-term growth and to align the interests of the Company’s officers with those of its stockholder, the Board of Directors has adopted stock ownership guidelines requiring certain minimum ownership levels of Common Stock, based on position:

Position	Requirement
CEO	5x base salary
Other executive officers	3x base salary
For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired.
Newly appointed executive officers have five years from the date they are appointed or promoted to meet these guidelines. In the event of an increase in base salary, the executive officer will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, executive officers are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price. Because of the five-year phase in, these stock ownership guidelines were not applicable to our executive officers.

Consideration of Risk in Compensation
In developing and reviewing our executive incentive programs, the Compensation Committee considers the risks inherent in the design of compensation arrangements to ensure they do not encourage executives to take unacceptable levels of business risk. As to the 2025 transition period compensation program, the Compensation Committee considered compensation governance provisions and practices, including risk mitigating features and factors such as: (i) the Transition Period Bonus Plan was based primarily on (i) Adjusted EBITDA, which can be reconciled to a GAAP measure (net income), was subject to pre-defined adjustments and was the same metric that the Company publicly reports to investors, and (ii) total revenue, a GAAP measure; (ii) the maximum cash incentive that may be earned under the Transition Period Bonus Plan was capped at 200% of a participant’s bonus opportunity at target; (iii) the majority of executive compensation was tied to long-term performance of the Company, with an emphasis on PSUs and RSUs; (iv) PSUs have a five year performance period and RSUs have a three year vesting period, encouraging executives to consider long-term company performance; and (v) the prohibition on hedging and pledging, the terms of the Company’s stock ownership guidelines, the clawback provisions of the compensation recoupment policy and other policies mitigate compensation-related risk. Based on the consideration of the above factors, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Agreements with Named Executive Officers
Offer Letter Agreement with Paul Josephs
On March 20, 2024, Paul Josephs entered into an offer letter agreement with us (the “offer letter”) relating to his service as our President and Chief Executive Officer and election as a director of Lifecore, effective May 20, 2024. The offer letter was recommended by the Compensation Committee and approved by the Board.
Pursuant to the offer letter, Mr. Josephs’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the offer letter and our Executive Change in Control Severance Plan (the "Severance Plan"), as described below under “Executive Compensation and Related Information – Potential Payments upon Termination or Change in Control.”
Pursuant to the offer letter, Mr. Josephs is entitled to the following compensation and benefits in connection with his service as our President and Chief Executive Officer:
•an initial annual base salary of $550,000;
•a one-time new-hire bonus of $125,000, which is subject to repayment to Lifecore upon certain employment termination events that occur on or prior to the one-year anniversary of Mr. Josephs’ hire date;
•beginning with our fiscal year 2025, eligibility to participate in our annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 100% of his base salary at the target level of achievement;
•a RSU award granted May 20, 2024 for 525,000 shares of our Common Stock, which will vest and be settled as to 25,000 shares of the RSU on the grant date and as to 100,000 shares of the RSU on each of the first five anniversaries of the grant date;
•a PSU granted May 20, 2024 award for up to 1,500,000 shares, divided into ten 150,000 PSU tranches that will vest, if at all, based upon the average 20-day stock price achievement within the five year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Josephs unrestricted shares of our Common Stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Josephs unrestricted shares of our Common Stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;

•eligibility under the Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 1” level as described in the Severance Plan, and if Mr. Josephs’ employment is terminated by Lifecore without Cause (other than a Qualifying Termination), the same severance benefits under the Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated and (b) Mr. Josephs must satisfy the conditions required by the Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded);
•certain travel and temporary living benefits for so long as Mr. Josephs does not live in the vicinity of our headquarters, with an initial maximum of $5,000 per month in reimbursement of these expenses; and
•participation in our benefit plans and programs in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per year (pro-rated for 2024).
The RSU award and PSU award to Mr. Josephs, which were material inducements to him accepting employment with Lifecore, were granted on May 20, 2024 under the Equity Inducement Plan.
Mr. Josephs also entered into our standard non-solicitation, confidentiality and inventions agreement. In addition, Mr. Josephs and Lifecore entered into our standard indemnification agreement.
Employment Agreement with Ryan D. Lake
On August 28, 2024, Mr. Lake entered into an employment agreement with us (the “Lake Agreement”). The Lake Agreement was recommended by the Compensation Committee and approved by the Board. Pursuant to the Lake Agreement, Mr. Lake joined Lifecore on September 3, 2024 as our Chief Financial Officer. Mr. Lake’s employment is at-will and may be terminated at any time for any reason, subject to the terms of the Lake Agreement and the Severance Plan, as described below under “Executive Compensation and Related Information – Potential Payments upon Termination or Change in Control.”
Under the Lake Agreement, Mr. Lake is entitled to receive the following compensation and benefits in connection with his service as our Chief Financial Officer:
•an initial annual base salary of $470,000;
•beginning with our fiscal year 2025, eligibility to participate in our annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 60% of his base salary at the target level of achievement, without pro-ration;
•a RSU award for 262,500 shares of Common Stock, which will vest and be settled as to 52,500 shares of the RSU on each of the first five anniversaries of September 3, 2024;
•a PSU award for up to 750,000 shares, divided into ten 75,000 PSU tranches that will vest, if at all, based upon the average 20 day stock price achievement within the five year performance period as compared to a range of ten prices from $5.00 per share to $30.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Lake unrestricted shares of our Common Stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Lake unrestricted shares of our Common Stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;

•eligibility under the Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 2” level as described in the Severance Plan, and if Mr. Lake’s employment is terminated by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Lake Agreement (after notice and opportunity to cure), the same severance benefits under the Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated, (b) Mr. Lake must satisfy the conditions required by the Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded) and (c) no amendment, modification, suspension, or termination of the Severance Plan that reduces the benefits to which Mr. Lake may become entitled under the Severance Plan or under the Lake Agreement from those benefits as of September 3, 2024 will apply to Mr. Lake without his express written consent;
•in addition to the severance benefits described above, Mr. Lake will be provided, at our expense, with senior executive level outplacement services for a period of twelve (12) months from the date of termination by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Lake Agreement; and
•participation in the benefit plans and programs of Lifecore in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per calendar year (pro-rated for 2024).
The RSU award and PSU award to Mr. Lake, which were material inducements to him accepting employment with Lifecore, were granted on September 3, 2024 under the Equity Inducement Plan. The Lake Agreement provides that Mr. Lake will work remotely and spend approximately one week a month of his working time at our headquarters, subject to reimbursement for reasonable out of pocket expenses. As contemplated by the Lake Agreement, Mr. Lake and Lifecore entered into a non-solicitation, confidentiality and inventions agreement and standard indemnification agreement.
For Mr. Lake, the definition of “Good Reason” as used in the Severance Plan will include Lifecore’s material breach of any provision of the Lake Agreement.
Employment Agreement with Thomas D. Salus
On April 14, 2025, Mr. Salus entered into an employment agreement with us (the “Salus Agreement”). The Salus Agreement was recommended by the Compensation Committee and approved by the Board. Pursuant to the Salus Agreement, Mr. Salus joined Lifecore on April 14, 2025 as our Chief Legal and Administration Officer. Mr. Salus was also appointed our Secretary on April 14, 2025. Mr. Salus’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the Salus Agreement and the Severance Plan, as described below.
Under the Salus Agreement, Mr. Salus is entitled to receive the following compensation and benefits in connection with his service as our Chief Legal and Administration Officer:
•an initial annual base salary of $460,000;
•beginning with our fiscal year 2026, eligibility to participate in our annual incentive plan and for the 2026 annual incentive plan, eligibility for a bonus of 50% of his base salary at the target level of achievement, and payment of 125% of any bonus actually earned under the 2026 annual incentive plan in recognition of the calendar year bonus opportunity in his prior position, without pro-ration;
•a Make Whole RSU award for 170,000 shares of Common Stock, which will vest and be settled as to 56,666 shares of the Make Whole RSU on each of the first two anniversaries of April 14, 2025 and as to 56,668 shares of the Make Whole RSU on the third anniversary of April 14, 2025;

•a RSU award for 45,000 shares of Common Stock, which will vest and be settled on the third anniversary of April 14, 2025;
•a PSU award for up to 370,000 shares, divided into ten 37,000 PSU tranches that will vest, if at all, based upon the average 20 day stock price achievement within the five year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Salus unrestricted shares of our Common Stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Salus unrestricted shares of our Common Stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;
•a stock option for 210,000 shares of Common Stock, which will have a term of seven years, have an exercise price equal to the fair market value (as defined in the Equity Inducement Plan) on April 14, 2025, and will vest and be exercisable as to 1/3 of the shares on the first anniversary of April 14, 2025, and as to 1/36th of the shares on each monthly anniversary thereafter, and other terms consistent with the standard form of award agreements under the 2019 Plan;
•eligibility under the Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 2” level as described in the Severance Plan, and if Mr. Salus’ employment is terminated by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Salus Agreement (after notice and opportunity to cure), the same severance benefits under the Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated, (b) Mr. Salus must satisfy the conditions required by the Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded) and (c) no amendment, modification, suspension, or termination of the Severance Plan that reduces the benefits to which Mr. Salus may become entitled under the Severance Plan or under the Salus Agreement from those benefits as of April 14, 2025 will apply to Mr. Salus without his express written consent;
•in addition to the severance benefits described above, Mr. Salus will be provided, at our expense, with senior executive level outplacement services for a period of 12 months from the date of termination by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Salus Agreement; and
•participation in the benefit plans and programs of Lifecore in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per calendar year (pro-rated for 2025).
The Salus Agreement provides that Mr. Salus will work remotely and spend approximately one week a month of his working time at our headquarters, subject to reimbursement for reasonable out of pocket expenses. As contemplated by the Salus Agreement, Mr. Salus and Lifecore entered into a non-solicitation, confidentiality and inventions agreement and standard indemnification agreement. The RSU awards, PSU award and stock option to Mr. Salus, which were material inducements to him accepting employment with Lifecore, were granted on April 14, 2025 under the Equity Inducement Plan.
For Mr. Salus, the definition of “Good Reason” as used in the Severance Plan will include Lifecore’s material breach of any provision of the Salus Agreement and the definition of “Cause” as used in the Severance Plan will include Mr. Salus becoming ineligible to practice law in, or suspension or loss of his license to practice law in, any jurisdiction in which he is admitted to practice (other than a temporary suspension related to failure to complete required continuing legal education requirements, which is thereafter cured within 90 days).

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report is submitted by the Compensation Committee:
Paul H. Johnson (Chairperson)
Humberto C. Antunes
Christopher S. Kiper
Nelson Obus
The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Lifecore specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
The following table shows, for (i) Paul Josephs, who served as our President and Chief Executive Officer during the 2025 transition period (“2025T”), fiscal year 2025 and for a portion of the fiscal year 2024 from May 20, 2024 to May 26, 2024, (ii) Ryan D. Lake, who served as our Chief Financial Officer during the 2025 transition period and a portion of fiscal year 2025 beginning on September 3, 2024; and (iii) Thomas D. Salus, who served as our Chief Legal and Administration Officer for the 2025 transition period and a portion of fiscal year 2025 beginning April 14, 2025 (together referred to as our “Named Executive Officers”), information concerning compensation earned for services in all capacities during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Paul Josephs President and Chief Executive Officer	2025T	331,154	—	—	—	198,692	15,789	545,635
	2025	550,000	275,000	274,996	—	—	15,309	1,115,305
	2024	10,557	125,000	10,111,500	—	—	—	10,247,057
Ryan D. Lake Executive Vice President, Chief Financial Officer	2025T	277,662	—	—	—	99,958	29,069	406,689
	2025	332,615	141,000	3,805,873	—	—	22,951	4,302,439
Thomas D. Salus Chief Legal and Administrative Officer	2025T	265,385	—	—	—	99,519	18,895	383,799
	2025	44,231	—	3,199,120	854,511	—	692	4,098,554
(1)For fiscal year 2025, the amounts shown for Mr. Josephs and Mr. Lake represent the discretionary amounts approved by the Compensation Committee and the Board under the 2025 Bonus Plan. The amount shown for Mr. Josephs for fiscal year 2024 is a one-time new hire bonus.
(2)The stock awards column reflects the aggregate grant date fair value of PSUs and RSUs, and the option awards column reflects the aggregate grant date fair value of stock option awards, each in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The assumptions made in these valuations are included in Note 13 — Stock-based compensation in the notes to consolidated financial statements included in our Transition Report on Form 10-KT for the transition period ended December 31, 2025. For purposes of calculating the grant date fair value of PSU awards, we have used a Monte Carlo simulation model. These amounts do not reflect the actual economic value or gain that may be realized by our Named Executive Officers relating to these awards, as the amount of value realized by our executives may be significantly different than these figures depending on our future stock price performance.
(3)Includes the following amounts for the 2025 transition period:

Name	Company-Paid Life Insurance	401k Match	Company-Paid Long Term Disability Insurance	Executive Medical	Total
Mr. Josephs	2,056	—	4,046	9,687	15,789
Mr. Lake	467	6,046	3,387	19,169	29,069
Mr. Salus	1,340	10,615	4,203	2,737	18,895
Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the Named Executive Officers during the 2025 transition period. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Year-End” table on the following page.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All other option awards: Number of securities underlying options (4)(#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Maximum ($)	Maximum(#)
Paul Josephs	9/22/25	344,167	688,333	—	—	—	—	—
Ryan D. Lake	9/22/25	170,800	341,600	—	—	—	—	—
Thomas D. Salus	9/22/25	134,167	268,333	—	—	—	—	—
(1)Amounts shown are potential amounts that may have been earned under the Transition Period Bonus Plan for the 2025 transition period. The target amount is based on a percentage of the named executive officer’s base salary for the 2025 transition period. Because the target and maximum awards are based upon the executive officer’s base salary for the 2025 transition period, the amounts above reflect the fact that the 2025 transition period was approximately seven months from May 26, 2025 through December 31, 2025. The threshold amount for all awards under the Transition Period Bonus Plan is zero.
Outstanding Equity Awards at Year-End
The following table shows all outstanding equity awards held by the Named Executive Officers at December 31, 2025, the end of the 2025 transition period.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercis-able	Number of Securities Underlying Unexercised Options Unexercis-able (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares Or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (3)
Paul Josephs	5/20/24	—	—	—	—	—	—	1,350,000	11,043,000
	5/20/24	—	—	—	—	400,000	3,272,000	—	—
Ryan D. Lake	9/3/24	—	—	—	—	—	—	600,000	4,908,000
	9/3/24	—	—	—	—	210,000	1,717,800	—	—
Thomas D. Salus	4/14/25	—	210,000	6.17	4/14/32	—	—	—	—
	4/14/25	—	—	—	—	—	—	333,000	2,723,940
	4/14/25	—	—	—	—	45,000	368,100	—	—
	4/14/25	—	—	—	—	170,000	1,390,600	—	—
(1)Stock option with a term of seven years that will vest and be exercisable as to 1/3 of the shares on the first anniversary of April 14, 2025, and as to 1/36th of the shares on each monthly anniversary thereafter, subject to continued employment.
(2)RSU award for 400,000 shares will vest and be settled as to 100,000 shares of the RSU on the next four anniversaries of May 20, 2024. RSU award for 210,000 shares will vest and be settled as to 52,500 shares of the RSU on the next four anniversaries of September 3, 2024. RSU award for 45,000 shares will vest and be settled on the third anniversary of April 14, 2025. RSU award for 170,000 shares will vest and be settled as to 56,666 shares on each of the first two anniversaries of April 14, 2025 and as to 56,668 shares on the third anniversary of April 14, 2025. The vesting of the RSU awards is subject to continued employment.
(3)Value of RSUs and PSUs is based on the closing price of the Common Stock of $8.18 on December 31, 2025, the last trading day of the 2025 transition period, as reported on Nasdaq. However, the PSU award will vest, if at all, based upon the average 20 day stock price achievement within the five-year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share in the case of Messrs. Josephs and Salus and $5.00 per share to $30.00 per share in the case of Mr. Lake.

Option Exercises and Stock Vested
The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during the 2025 transition period.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Paul Josephs	—	—	150,000	$1,228,500
Ryan D. Lake	—	—	127,500	$1,019,025
Thomas D. Salus	—	—	37,000	$303,030
(1)The value realized on vesting a stock award is determined by multiplying (a) the number of shares of Common Stock vesting by (b) the market price of our Common Stock on the vesting day.
Pay Versus Performance
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
1.A description of our most important measures that our Compensation Committee used in the 2025 transition period to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;
2.A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
3.Graphs that describe:
•the relationships between CAP and our cumulative total shareholder return (“TSR”), GAAP Net Income, and our Company selected measure, Adjusted EBITDA (defined as EBITDA, excluding restructuring charges, other non-recurring charges, and management fees, and including cost of bonuses); and
•the relationship between our TSR and the TSR of the Nasdaq Industrial Index (“Peer Group TSR”).
Our Most Important Metrics Used for Linking Pay and Performance
As required by Item 402(v), below are the most important metrics linking CAP to performance for the 2025 transition period:
a.Adjusted EBITDA
b.Revenue
c.Stock Price

Pay Versus Performance Table
The following table shows the total compensation for our NEOs for the 2025 transition period (“2025T”) and the prior four fiscal years as set forth in the SCT, the CAP to our PEO 1 (Albert David Bolles, President and Chief Executive Officer from 05/28/2019 to 8/10/2022) and PEO 2 (James G. Hall, CEO from 8/10/2022 to 5/19/2024) and PEO 3 (Paul Josephs, CEO since 5/20/2024) and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, peer group TSR, our net income, and our Company Selected Measure, Adjusted EBITDA.

Fiscal Year	SCT Total for PEO 1	CAP to PEO 1	SCT Total for PEO 2	CAP to PEO 2	SCT Total for PEO 3	CAP to PEO 3	Average SCT Total for non-PEO NEOs	Average CAP to non-PEO NEO’s	TSR	Peer Group TSR	Net (Loss) Income ($M)	Adjusted EBITDA ($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(j)	(j)	(k)
2025T	N/A	N/A	N/A	N/A	$545,635	$2,421,135	$395,244	$908,228	$68.34	$118.23	$(17.96)	$13.1
2025	N/A	N/A	N/A	N/A	$1,115,305	$831,113	$3,052,396	$3,948,495	$56.14	$110.35	$(38.7)	$19.5
2024	N/A	N/A	$2,491,413	$1,688,561	$10,247,057	$11,523,932	$1,293,936	$950,826	$46.95	$92.82	$12.0	$26.2
2023	$1,341,438	$640,585	$1,764,213	$1,395,472	N/A	N/A	$927,096	$777,243	$66.33	$79.24	$(99.6)	$7.8
2022	$956,810	$711,502	N/A	N/A	N/A	N/A	$687,606	$451,471	$82.46	$81.62	$(116.7)	$17.8
(1)The dollar amounts reported in column (b) and (d) and (f) are the aggregate amounts of total compensation reported for PEO 1 (Bolles) PEO 2 (Hall) and PEO 3 (Josephs) respectively, for each corresponding year in the “Total” column of the Summary Compensation Table (SCT). Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)The dollar amounts reported in column (c), (e), (g) and (i) represent the amount of “compensation actually paid” (otherwise known as CAP), as computed in accordance with SEC rules. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award.
The following table details these adjustments from the Total column of the SCT to calculate CAP for PEO 3 and for the non-PEO NEOs for the 2025 transition period:

Fiscal Year		SCT (a)	Grant Date Value of New Awards (b)	Year End Value of New Awards (i)	Change in Value of Prior Awards (ii)	Change in Value of Vested Awards (iii)	Prior Year End Value of Failed to Vest Awards (iv)	CAP
2025T	PEO3	$545,635	$—	$—	$1,407,500	$468,000.00	$—	$2,421,135
	NEOs	$395,244	$—	$—	$342,706	$170,278.00	$—	$908,228
(a)The dollar amounts reported in the SCT for the applicable year, plus:
(b)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the SCT for the applicable year plus:
The recalculated value of equity awards for each applicable year including:
(i)Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;
(ii)Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years;
(iii)Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;

(iv)Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.
(3)The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2025T	Ryan D. Lake and Thomas D. Salus
2025	Ryan D. Lake, Thomas D. Salus and John D. Morberg
2024	John D. Morberg
2023	John D. Morberg
2022	John D. Morberg, James G. Hall, and Timothy Burgess
(4)TSR determined in Column (j) is based on the value of an initial fixed investment of $100 as of May 31, 2021.
(5)The Peer Group TSR set forth in this table utilizes the Nasdaq Industrial Index.
Relationship Between CAP and Financial Performance Measures
The graphs below illustrate the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our net income, and (iii) our Adjusted EBITDA, in each case, for the 2025 transition period and the fiscal years ended May 29, 2022 to May 25, 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

(1)FY2024 includes long-term equity awards valued at $10.7 million including a RSU grant on the first day of employment with vesting over the first five anniversaries of the grant date and a PSU award that will vest and be settled based on achievement of ten escalating stock price goals within five years.
Potential Payments upon Termination or Change in Control
The following describes the potential payments upon certain terminations of employment or a change in control, based on the arrangements with our named executive officers in effect as of December 31, 2025, the last day of the 2025 transition period. For a summary of the provisions of agreements with the named executive officers as they relate to potential payments upon termination of employment or change in control, see “Compensation Discussion and Analysis – Agreements with Named Executive Officers.”
In addition to their respective agreements, each of the executive officers was a participant in the Executive Change in Control Severance Plan (“Severance Plan”). As of December 31, 2025, Mr. Josephs was a participant in the Severance Plan at the “Tier 1” level and Messrs. Lake and Salus were participants in the Severance Plan at the “Tier 2” level.

The Severance Plan provides for the payment of cash severance and other benefits to participants in the event of a qualifying termination of employment in connection with a change in control. “Qualifying termination” means a termination of the participant’s employment by the Company or an applicable subsidiary without cause, or by the Participant for good reason, in either case on or within two years following a change in control. Participants with “Tier 1” benefits under the Severance Plan are entitled to (1) cash salary severance equal to 100% of base compensation; (2) incentive compensation severance equal to 100% of target level incentive compensation; (3) full vesting and acceleration of outstanding equity awards (other than performance-based awards, which will vest based on the assumption that “target” levels of performance have been achieved unless otherwise specified in the award agreement; and (4) Lifecore payment or reimbursement for 12 months of premiums for COBRA coverage. Participants with “Tier 2” benefits under the Severance Plan are entitled to the same benefits as Tier 1 except that the cash salary severance and incentive compensation severance is set at 75%. In addition, both Tier 1 and Tier 2 participants will receive an amount equal to the participant’s target incentive compensation for the year of termination, pro-rated for the number of days the participant was employed in the year. In the event that the payments or benefits provided by the Severance Plan would result in all or a portion of such amount being subject to excise tax, then the participant will be entitled to either the full amount of the payments or value of benefits under the Severance Plan or such lesser amount that would result in no portion of the payment being subject to excise tax, whichever results in the receipt by the participant of the greatest amount on a net, after-tax basis. These Severance Plan benefits are conditioned upon the participant’s execution of a general release and compliance with any restrictive covenants agreement.
In the case of the value of accelerated equity awards set forth below, the value is based on a share price of $8.18, which was the closing sales price for a share of our Common Stock on the Nasdaq on December 31, 2025, the last trading day of the 2025 transition period. The value of accelerated vesting of RSUs is determined by multiplying the closing share price by the number of RSUs whose vesting and settlement is accelerated. As provided in the PSU award agreements with each of Messrs. Josephs, Lake and Salus, the PSUs will vest based on a performance vesting percentage that assumes that the performance price is equal to the per share consideration received by holders of shares in the change in control, which will be the “target” level of performance as described in the Severance Plan. Accordingly, for the purposes of the tables below, we assumed that the per share consideration received by holders of shares in the change of control was $8.18, which would not result in any additional portion of the PSUs being vested for Messrs. Josephs, Lake or Salus as the next performance price for vesting is $10.00 per share. Neither Mr. Josephs nor Mr. Lake held any stock options at December 31, 2025. As of December 31, 2025, the outstanding 210,000 share stock option held by Mr. Salus had an exercise price of $6.17 per share and the value associated with the accelerated vesting of stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated.
If the employment of Messrs. Joseph, Lake or Salus with Lifecore had been terminated without cause or for good reason in connection with a change in control of Lifecore on December 31, 2025, the total compensation payable to such named executive officer based on the Severance Plan level and his agreements and arrangements in effect as of December 31, 2025 would be as follows, without proration for the 2025 transition period:

Name	Cash Severance	Pro-rated Bonus for Year of Termination	Accelerated Vesting of Equity Awards (1)	Post-Termination Health Insurance Premiums (2)	Total
Paul Josephs	$1,180,000	$590,000	$3,272,000	$25,054	$5,067,054
Ryan D. Lake	$585,600	$292,800	$1,717,800	$25,054	$2,621,254
Thomas D. Salus	$517,500	$230,000	$2,180,800	$25,054	$2,953,354

(1)Represents acceleration in full of RSUs and stock options outstanding at December 31, 2025. The value of accelerated stock options is determined using the difference between the closing share price on December 31, 2025 and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. The value of accelerated vesting and settlement of RSUs is determined by multiplying the closing share price on December 31, 2025 by the number of RSUs whose vesting and settlement accelerated.
(2)Premiums for 12 months continuing COBRA coverage.
If the employment of Messrs. Joseph, Lake or Salus with Lifecore had been terminated on December 31, 2025 without cause or for good reason other than in connection with a change in control of Lifecore, the total compensation payable to such named executive officer based on the Severance Plan and his agreements and arrangements in effect as of December 31, 2025 would be as follows, without proration for the 2025 transition period:

Name	Cash Severance	Pro-rated Bonus for Year of Termination	Accelerated Vesting of Equity Awards (1)	Post-Termination Health Insurance Premiums (2)	Executive Outplacement (3)	Total
Paul Josephs	$1,180,000	$590,000	$3,272,000	$25,054	$14,000	$5,081,054
Ryan D. Lake	$585,600	$292,800	$1,717,800	$25,054	$14,000	$2,635,254
Thomas D. Salus	$517,500	$230,000	$2,180,800	$25,054	$14,000	$2,967,354
(1)Represents acceleration in full of RSUs and stock options outstanding at December 31, 2026. The value of accelerated stock options is determined using the difference between the closing share price on December 31, 2026 and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. The value of accelerated vesting and settlement of RSUs is determined by multiplying the closing share price on December 31, 2026 by the number of RSUs whose vesting and settlement accelerated.
(2)Premiums for 12 months continuing COBRA coverage.
(3)Represents Lifecore cost for executive outplacement services for 12 months.
CEO Pay Ratio
The following table sets forth the ratio of the total compensation of the Company’s CEO for the 2025 transition period, Paul Josephs, to that of our median compensated employee for the transition period ended December 31, 2025.

CEO total annual compensation	$545,635
Median Employee total annual compensation	$46,724
Ratio of CEO to Median Employee total annual compensation	12:1
To determine the CEO’s total annual compensation, we used the amount reported in the 2025T “Total” column of our Summary Compensation Table included in this proxy statement. Lifecore has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. In determining the median compensated employee, we used base salary and actual bonus as the consistently applied compensation metric to determine the median compensated employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions
Pursuant to its written charter, the Audit Committee, all of whose members are independent directors, reviews, approves and/or ratifies all related party transactions (other than compensation transactions). In reviewing related party transactions, the Audit Committee takes into account factors it deems appropriate, such as whether the related party transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar conditions and the extent of the related party’s interest in the transaction. To identify related party transactions, each year we require our executive officers and directors to complete a questionnaire identifying any transactions between the Company and the respective executive officer or director and their family members or affiliates. Additionally, under the Company’s Code of Ethics, which is included in the Company’s Code of Business Conduct, directors, officers and all other employees and consultants are expected to avoid any relationship, influence or activity that would cause, or even appear to cause, a conflict of interest.
Certain Relationships and Related Transactions
Described below are transactions, since May 29, 2023 (the beginning of our fiscal year 2024), in which:
•the Company has been or will be a participant; and
•the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, which are the 2025 transition period and fiscal year 2025; and
•any of our directors, director nominees, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
October 2024 Stock Purchase Agreement
On October 3, 2024, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain purchasers. Pursuant to the Purchase Agreement, the Company sold an aggregate of 5,928,775 shares of its Common Stock for aggregate gross proceeds of approximately $24.3 million. The purchase price for each share was $4.10 and the sale of shares closed on October 3, 2024. In this offering, (i) entities affiliated with Legion Partners Asset Management, LLC, which is affiliated with director Christopher S. Kiper, purchased 1,463,414 shares for $6.0 million and (ii) entities affiliated with Wynnefield Capital, Inc., which is affiliated with director Nelson Obus, purchased 292,683 shares for $1.2 million. The sales of shares of Common Stock under the Purchase Agreement were made on the same terms to all purchasers, including the Legion Partners affiliates and the Wynnefield Capital affiliates.
Series A Preferred Stock Purchase Agreement
On January 9, 2023, the Company simultaneously signed and closed a Preferred Share Purchase Agreement with a group of qualified investors (the “Purchasers”), including, among others, Legion Partners entities affiliated with director Christopher S. Kiper; Wynnefield entities affiliated with director Nelson Obus; and 22NW entities affiliated with former director Nathaniel Calloway. Pursuant to the Preferred Share Purchase Agreement, the Company issued and sold an aggregate of 38,750 shares of a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.001 per share for an aggregate of $38.8 million.

Each share of Series A Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations filed by the Company with the Delaware Secretary of State on January 9, 2023. The Series A Preferred Stock ranks senior to the Common Stock with respect to dividends, distributions and payments on liquidation, winding up and dissolution.
Upon a liquidation, dissolution, winding up or change of control of the Company, each share of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation event. We estimate that the accrued and unpaid Liquidation Preference for all such shares of Series A Preferred Stock, assuming no earlier conversions or redemptions, will be $50.2 million on June 29, 2026.
The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.
Upon certain bankruptcy events, the Company is required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.
Each Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at an initial conversion price equal to $7.00 per share, subsequently adjusted to approximately $6.53 on October 3, 2024. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of Common Stock or convertible securities by the Company for less than the conversion price. Pursuant to the terms of the Certificate of Designations of the Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on January 9, 2023, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules, no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that the issuance of such shares of Common Stock would exceed the Exchange Limit. The Company held a Special Meeting of Stockholders on April 10, 2025, at which time the stockholders approved the removal of the Exchange Limit cap on the conversion of Series A Preferred Stock into Common Stock. Additionally, subject to certain exceptions and waiver by each Holder, the Company will not issue any shares of Common Stock to any respective Holder to the extent that such issuance of Common Stock would result in such Holder beneficially owning in excess of the Conversion Limits.
Subject to certain conditions, the Company may from time to time, at its option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the Common Stock was at least 150% of the conversion price. The Company may not exercise its right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.
The Holders are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain limitations, including the Conversion Limits.

Additionally, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of the Company’s Certificate of Incorporation or Bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of capital stock of the Company unless such class or series rank junior to the Convertible Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any Common Stock or other Junior Stock (as defined in the Certificate of Designations), other than purchases of equity securities of the Company upon the termination of an employee of the Company or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by the Company (or any of its subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of the Company’s total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of the Company’s (or any of its subsidiaries’) properties or assets. In addition, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, the Holders have the right to nominate two nominees to the Board of Directors.
Immediately following the closing of the Preferred Share Repurchase Agreement, two Series A Preferred Directors, Nathaniel Calloway and Christopher S. Kiper, were appointed to the Company’s Board of Directors. The Company has nominated Jason Aryeh and Mr. Kiper for election as Series A Directors at the Annual Meeting.
Series A Preferred Stock Registration Rights Agreement
On January 9, 2023, in connection with the issuance of the Series A Preferred Stock, the Company and the Holders also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Holders certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains monetary penalties if the registration statement is not declared effective by the SEC within 90 days of the issuance of the Series A Preferred Stock on January 9, 2023, or if earlier, the fifth business day after the SEC notifies the Company that the registration statement is not subject to further review. The Registration Rights Agreement also contains monetary penalties if the Company fails to maintain the effectiveness of the registration statement once deemed effective by the SEC. During fiscal year 2024 and fiscal year 2025, the Company accrued approximately $3.5 million and $1.0 million, respectively, in monetary penalties under the Registration Rights Agreement. As of December 31, 2025, the Company repaid in full the outstanding monetary penalties due to delinquent filing of its annual and quarterly reports on Forms 10-K and 10-Q, respectively, with the SEC.

Cooperation Agreements
As further described in the Company’s Current Report on Form 8-K filed on July 1, 2024, on June 28, 2024, the Company entered into cooperation agreements with (i) certain affiliates of 22NW, L.P., Matthew E. Korenberg and Jason Aryeh, (ii) certain affiliated entities of Legion Partners, Christopher S. Kiper and Raymond T. White, and (iii) certain affiliated entities of Wynnefield Capital (collectively, the “Cooperation Agreements”), pursuant to which, among other things and subject to the terms thereof, the Board appointed Humberto C. Antunes, Paul H. Johnson, and Matthew E. Korenberg to the Board as independent directors, and agreed to (a) nominate Messrs. Korenberg, Obus and Antunes for election to the Board at the 2024 Annual Meeting, (b) nominate Mr. Johnson for election to the Board at the 2025 Annual Meeting, and (c) nominate Mr. Kiper as a Series A Preferred Director at the 2024 Annual Meeting and nominate Messrs. Kiper and Aryeh as a Series A Preferred Director at the 2025 Annual Meeting. The Company stockholders party to each of the Cooperation Agreements also each agreed, subject to certain exceptions, to vote, or cause to be voted, all shares of Common Stock and Series A Preferred Stock beneficially owned by such stockholders in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board) until the earlier of immediately after the 2025 Annual Meeting or October 31, 2025. Accordingly, the Cooperation Agreement expired by its terms on October 29, 2025, the date of the 2025 Annual Meeting.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the transition period from May 26, 2025 to December 31, 2025, all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of Common Stock were satisfied.
OTHER MATTERS
The Board of Directors knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

APPENDIX A
Non-GAAP Financial Reconciliations
Adjusted EBITDA is a non-GAAP financial measure. For the transition period ended December 31, 2025, Adjusted EBITDA is defined as net income or loss before (i) interest expense, net of interest income, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in fair value of debt derivatives, (vi) franchise tax, (vii) reorganization costs, and (viii) restructuring costs.

(in thousands) (unaudited)	2025 Transition Period
Net loss (GAAP)	$(17,961)
Interest expense, net	15,574
Income tax expense	337
Depreciation and amortization	5,541
Stock-based compensation	5,671
Change in fair value of debt derivatives	1,573
Franchise tax	131
Reorganization costs (a)	2,252
Restructuring costs (a)	8
Adjusted EBITDA	$13,126
(a)Restructuring and reorganization costs of $2.3 million were incurred for the seven-month transition period ended December 31, 2025. These costs primarily related to legal expenses related to legacy matters, accounting and consulting expenses in the prior period for the legacy financial restatement.
A-1

APPENDIX B
LIFECORE BIOMEDICAL, INC.
2026 STOCK INCENTIVE PLAN
SECTION 1.INTRODUCTION.
1.1The Lifecore Biomedical, Inc. 2026 Stock Incentive Plan (the “Plan”) will be effective on October 16, 2026 (the “Effective Date”), subject to its approval by the Company’s stockholders at an annual or special meeting of stockholders within one year following the date adopted by the Board (the “Stockholder Approval”). The Plan shall supersede the Existing Equity Plan effective as of the Effective Date such that no further awards shall be made under the Existing Equity Plan on or after such date. However, this Plan shall not, in any way, affect awards under the Existing Equity Plan that are outstanding as of the Effective Date. If Stockholder Approval is not obtained, no Awards will be made under this Plan and the Existing Equity Plan will continue in effect in accordance with its terms.
1.2The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.
1.3The Plan seeks to achieve this purpose by providing for discretionary Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.
1.4The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions), and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Committee. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.
SECTION 2.DEFINITIONS.
2.1“Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries have a controlling interest in such entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.
2.2“Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.
2.3“Board” means the Board of Directors of the Company, as constituted from time to time.
2.4“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, (i) a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations relating to the Option or (ii) the withholding of that number of Shares otherwise deliverable upon exercise of the Option whose aggregate Fair Market Value is equal to the aggregate Exercise Price.

2.5“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement to the extent such agreement is in effect at the relevant time, any of the following events: (i) the Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by the Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12.1, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.
2.6“Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the first to occur of any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) the direct or indirect sale or exchange in a single transaction or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company to an unrelated person or entity if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (iv) a complete liquidation or dissolution of the Company; or (v) a majority of the members of the Board is replaced during any 12-month period with members whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
2.7“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
2.8“Committee” means a committee described in Section 3.
2.9“Common Stock” means the Company’s common stock, par value $0.001 per share.
2.10“Company” means Lifecore Biomedical, Inc., a Delaware corporation.
2.11“Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director; provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the securities of the Company or its Parent, Subsidiary or Affiliates.
2.12“Director” means a member of the Board who is also an Employee.
2.13“Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14“Employee” means any individual who is a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.
2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.
2.17“Existing Equity Plan” means the Company’s 2019 Stock Incentive Plan, as amended.
2.18“Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following: (i) if the Shares are admitted to trading on any national stock exchange, including without limitation the Nasdaq Global Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or (ii) if the Shares are admitted to quotation on a system that is not a national stock exchange or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.
In each case, the applicable price shall be the price reported by the stock exchange, quotation system or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, consistent with the requirements of Section 409A or Section 422 of the Code, to the extent applicable.
2.19“Fiscal Year” means the Company’s fiscal year.
2.20“Grant” means any grant of an Award under the Plan.
2.21“Incentive Stock Option” or “ISO” means a stock option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
2.22“Key Service Provider” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.
2.23“Non-Employee Director” means a member of the Board who is not an Employee.
2.24“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
2.25“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
2.26“Optionee” means an individual, estate that holds an Option.
2.27“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
2.28“Participant” means an individual or estate that holds an Award under the Plan.

2.29“Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a Parent, Company, Affiliate, Subsidiary, divisional, line of business, unit, project or geographical basis or in combinations thereof), including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings or refinancings. The Committee may provide that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goals.
2.30“Performance Period” means any period as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
2.31“Plan” means this Lifecore Biomedical, Inc. 2026 Stock Incentive Plan, as it may be amended from time to time.
2.32“SAR Agreement” means the agreement described in Section 7 evidencing each Award of a Stock Appreciation Right.
2.33“SEC” means the Securities and Exchange Commission.
2.34“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
2.35“Securities Act” means the Securities Act of 1933, as amended.
2.36“Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); except that, for purposes of Section 4.7(i) only, a Participant’s Service shall be deemed to terminate if he or she is an Employee and thereafter becomes a Consultant but, for the avoidance of doubt, a Participant’s Service shall not be deemed to terminate if he or she is an Employee and thereafter remains or becomes a Non-Employee Director (even if the Participant is also a Consultant) (it being understood that any post-termination exercise period set forth in Section 4.7(iii) or (iv) shall commence when the Participant ceases to provide Service in any capacity listed herein); provided, however, in all cases that there is no interruption or other termination of Service.
2.37“Share” means one share of Common Stock.

2.38“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
2.39“Stock Grant” means Shares awarded under the Plan.
2.40“Stock Grant Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Grant.
2.41“Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
2.42“Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
2.43“Stock Unit Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Unit.
2.44“Subsidiary” means any corporation (other than the Company) or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
2.45“10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3.ADMINISTRATION.
3.1Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
(a)The Committee shall have membership composition which enables it to make awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.
(b)The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons, grant Awards under the Plan to such Key Service Providers and determine all terms of such Awards.

3.2Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, without limitation: (i) selecting Key Service Providers who are to receive Awards under the Plan; (ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards; (iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement; (iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate; (v) interpreting the Plan; (vi) making all other decisions relating to the operation of the Plan; and (vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.
The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
The Committee may delegate (i) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” will include the person or persons so delegated to the extent of such delegation.
3.3Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4.GENERAL.
4.1General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.
4.2Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.
4.3Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal, “drag-along rights” and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
4.4Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

4.5Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Before any Shares underlying an Award or any Award payments are released to a Participant with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.
4.6No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a Stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued to such person (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).
4.7Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option and/or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within six months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six months after the date of termination of Service. In no event shall an Option or SAR be exercisable following the end of the term of such Option or SAR, as applicable.
4.8Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates may be settled in Shares if the Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 5).
4.9Minimum Vesting Period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable date of Grant, and Awards whose grant or vesting is subject to the satisfaction of Performance Goals shall be subject to a performance period of not less than one year and subject to a vesting period of not less than one year from the applicable date of Grant. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a substitute Award granted in connection with a transaction pursuant to Section 11.1 that does not reduce the vesting period of the Award being replaced, (iv) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled, (v) Awards made to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (vi) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 5.1. For the avoidance of doubt, this Section 4.9 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award agreement or otherwise.

SECTION 5.SHARES SUBJECT TO PLAN AND SHARE LIMITS
5.1Basic Limitation. The aggregate number of Shares reserved for Awards under the Plan shall be equal to (i) 2,500,000 Shares, plus (ii) any Shares that are represented by awards granted under the Existing Equity Plan that are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Effective Date, subject to adjustment pursuant to Section 10. 2,500,000 Shares may be issued as ISOs. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
5.2Additional Shares. If Awards expire, are forfeited or are terminated for any reason before being exercised or becoming vested or if the Awards are settled in cash, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 5.1: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price or purchase price of an Award or an award under the Existing Equity Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award under the Existing Equity Plan; (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction shall not reduce the number of Shares available for issuance under the Plan.
5.3Dividend Equivalents. Any dividend equivalents distributed as Shares under the Plan shall be applied against the number of Shares available for Awards. Dividend equivalents distributed as cash shall have no impact on the number of Shares available for Awards.
5.4Share Limits.
(a)Limits on Options. No Key Service Provider shall receive Options to purchase Shares during any Fiscal Year covering in excess of 500,000 Shares.
(b)Limits on SARs. No Key Service Provider shall receive Awards of SARs during any Fiscal Year covering in excess of 500,000 Shares.
(c)Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 250,000 Shares.
(d)Limits on Awards to Non-Employee Directors. Notwithstanding sub-sections (a), (b) and (c) above, the maximum dollar value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any Fiscal Year to any individual Non-Employee Director shall not exceed $350,000. The Committee may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 6.TERMS AND CONDITIONS OF OPTIONS.
6.1Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. No dividends or dividend equivalents will be paid with respect to Options.
6.2Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 10.
6.3Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant.
6.4Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (five years from the date of Grant for ISO grants to 10-Percent Stockholders). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. Unless the Committee expressly provides otherwise, no Stock Option will be deemed to have been exercised until the Committee receives a notice of exercise (in form acceptable to the Committee) which may be an electronic notice, signed (including electronic signature in form acceptable to the Committee) by the appropriate person and accompanied by any payment required under the Award. A Stock Option exercised by any person other than the Participant will not be deemed to have been exercised until the Committee has received such evidence as it may require that the person exercising the Award has the right to do so.
6.5Payment for Option Shares. The Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:
(a)Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings). Such Shares shall be valued at their Fair Market Value.
(b)Cashless Exercise. Payment for all or a part of the Exercise Price may be made through Cashless Exercise.
(c)Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.5. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6.5.

6.6Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.
6.7Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and for no consideration and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 7.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
7.1SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation. No dividends or dividend equivalents will be paid with respect to SARs.
7.2Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 10.
7.3Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.
7.4Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service.
7.5Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
7.6Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or obligations under such SAR.

7.7Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only for no consideration and to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 8.TERMS AND CONDITIONS FOR STOCK GRANTS.
8.1Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant.
8.2Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.
8.3Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.
8.4Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur in full or in installments upon satisfaction of the conditions specified in the Stock Grant Agreement, which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
8.5Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement and then only for no consideration and to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.5 shall be void. However, this Section 8.5 shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.
8.6Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided that any dividend payable with respect to such Stock Grant shall not be paid to the holder until the holder’s interest in such Stock Grant becomes non-forfeitable. A Stock Grant Agreement may require that any cash dividends be deemed to be reinvested in additional Shares subject to the Stock Grant (based on the Fair Market Value of a Share on the applicable dividend payment date). Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
8.7Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Grant.

SECTION 9.TERMS AND CONDITIONS OF STOCK UNITS.
9.1Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
9.2Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 10.
9.3Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
9.4Vesting Conditions. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
9.5Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding; provided that such dividend equivalents shall not be paid to the holder until the holder’s interest in the underlying Stock Unit becomes non-forfeitable. Dividend equivalents may be converted into additional Stock Units subject to the same conditions as the Stock Units with respect to which the dividend equivalents relate. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or compliance with, the requirements of Section 409A of the Code.
9.6Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.
9.7Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
9.8Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Unit.

9.9Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only for no consideration and to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9.9 shall be void. However, this Section 9.9 shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.
SECTION 10.PROTECTION AGAINST DILUTION.
10.1Basic Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence that constitutes an equity restructuring within the meaning of FASB ASC 718, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of: (i) the number of Shares and the kind of shares or securities available for future Awards under Section 5; (ii) the limits on Awards specified in Section 5; (iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or (iv) the Exercise Price under each outstanding SAR or Option. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10. Unless the Committee determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.
10.2Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 10.1 above to take into account distributions to stockholders other than those provided for in Section 10.1, including, without limitation, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and the requirements of Section 409A of the Code, where applicable.
10.3Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
10.4Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION 11.EFFECT OF A CHANGE IN CONTROL.
11.1Default Vesting Provisions. Unless otherwise provided for in an individual Award agreement or employment agreement, and except to the extent that an Award meeting the requirements of Section 11.2(a) (a “Replacement Award”) is provided to the Participant to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a) and (b) of this Section 11.1.

(a)Outstanding Awards that are Subject Solely to a Service Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).
(b)Outstanding Awards that are Subject to a Performance Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed achieved based on the greater of (i) target performance and (ii) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance). Such Awards shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).
11.2Definition of Replacement Award.
(a)An Award shall qualify as a Replacement Award if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 11.2(b); (v) vesting conditions continue on the same terms as set forth in the Replaced Award, provided that any performance-based vesting conditions shall be deemed to be satisfied at the greater of (A) target performance and (B) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance); and (vi) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 11.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or SARs by reference to either their intrinsic value or their fair value.
(b)Upon an involuntary termination of service of a Participant by the Company or its successor other than for Cause within two years following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions. Replacement Awards in the form of (i) Options or SARs shall remain fully exercisable according to the terms of the applicable Award agreement, and (ii) other Awards shall be paid or settled upon or within thirty (30) days of such Participant’s termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A of the Code, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Section 409A of the Code.

11.3Cashout of Awards.
(a)Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to any outstanding Option or SAR, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or SAR, in lieu of the right to exercise such Option or SAR or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR exceeds (ii) the aggregate Exercise Price under such Option or SAR. If the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR is less than the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or SAR, such Option or SAR shall be cancelled without any payment.
(b)Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to an Award (other than an Option or SAR) that would otherwise be payable in Shares, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Shares that would otherwise then be payable under such Award.
(c)In the event the terms of a transaction impose an escrow, holdback, earnout or similar condition on payments to shareholders of the Company, the Committee may, in its discretion, require that amounts payable to Participants under or with respect to any Award in connection with such transaction also be subject to escrow, holdback, earnout or similar conditions on similar terms and conditions as such provisions apply to the shareholders of the Company, provided, however, that any such payments are required to be made by the fifth anniversary of such transaction or otherwise comply with Section 409A of the Code.
SECTION 12.LIMITATIONS ON RIGHTS.
12.1Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant will be deemed to have agreed to the terms of the Award and the Plan, and expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

12.2Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a Stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 10.
12.3Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
12.4Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code, so long as such modification does not result in a reduction in value to the applicable Participant (unless the Participant consents in writing to such modification). Notwithstanding anything to the contrary in the Plan, neither the Company, any Subsidiary, nor the Board, nor any person acting on behalf of the Company, any Subsidiary, or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to an Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
12.5Additional Restrictions. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Subsidiaries or Affiliates with respect to non-competition, nonsolicitation or confidentiality. Without limiting the generality of the foregoing, the Committee may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section or any other applicable law or regulation.
SECTION 13.WITHHOLDING TAXES.
13.1General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to have the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired in satisfaction of all or a part of his or her withholding or income tax obligations (but not in excess of the maximum statutory withholding rate). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.
SECTION 14.DURATION AND AMENDMENTS.
14.1Term of the Plan. The Plan shall become effective on the Effective Date, subject to Stockholder Approval. The Plan shall terminate on the tenth anniversary of the date of adoption by the Board, or April 22, 2036, and may be terminated on any earlier date pursuant to this Section 14, but previously granted Awards may continue beyond that date in accordance with their terms.
14.2Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair in any material respect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules (including the Code and applicable stock exchange requirements).
14.3Certain Amendments of Awards. Except as contemplated by Section 10 or 11 of the Plan, the Administrator may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price per Share of such Options or SARs, or (b) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price per Share that is less than the Exercise Price per Share of the original Options or SARs.
SECTION 15.WAIVER OF JURY TRIAL
By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

SCAN TO
VIEW MATERIALS & VOTE

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94646-P50178

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR SERIES A PREFERRED STOCK

The Board of Directors recommends you vote FOR the following proposal:

1. To elect seven non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Katrina L. Houde	☐	☐	☐
1b. Humberto C. Antunes	☐	☐	☐
1c. Paul H. Johnson	☐	☐	☐
1d. Paul Josephs	☐	☐	☐
1e. Matthew E. Korenberg	☐	☐	☐
1f. Nelson Obus	☐	☐	☐
1g. Joshua E. Schechter	☐	☐	☐

ONLY HOLDERS OF SERIES A PREFERRED STOCK MAY VOTE TO ELECT THE SERIES A PREFERRED DIRECTORS, AS FURTHER DESCRIBED IN THE PROXY STATEMENT.

	For	Against	Abstain
1h. Jason Aryeh	☐	☐	☐
1i. Christoper S. Kiper	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are two proxy cards, one for holders of Common Stock and one for holders of Series A Preferred Stock. Stockholders who receive a Common Stock proxy card and a Series A Preferred Stock proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on June 4, 2026:
The Notice and Proxy Statement and Annual Report on Form 10-KT are available at www.proxyvote.com.

V94647-P50178

LIFECORE BIOMEDICAL, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints each of Thomas D. Salus and Paul Josephs, each with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2026 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on June 4, 2026, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2026, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, AND 4, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94648-P50178

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR COMMON STOCK

The Board of Directors recommends you vote FOR the following proposal:

1. To elect seven non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Katrina L. Houde	☐	☐	☐
1b. Humberto C. Antunes	☐	☐	☐
1c. Paul H. Johnson	☐	☐	☐
1d. Paul Josephs	☐	☐	☐
1e. Matthew E. Korenberg	☐	☐	☐
1f. Nelson Obus	☐	☐	☐
1g. Joshua E. Schechter	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please note there are two proxy cards, one for Common Stockholders and one for Series A Preferred Stockholders. Stockholders who receive a Common Stock proxy card and a Series A Preferred Stock proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on June 4, 2026:
The Notice and Proxy Statement and Annual Report on Form 10-KT are available at www.proxyvote.com.

V94649-P50178

LIFECORE BIOMEDICAL, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints each of Thomas D. Salus and Paul Josephs, each with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2026 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on June 4, 2026, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2026, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, AND 4, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE